                                                                     EXHIBIT 4.1



                                      UPS

                        QUALIFIED STOCK OWNERSHIP PLAN

                              AND TRUST AGREEMENT

                                EFFECTIVE AS OF

                                JANUARY 1, 1998

                               TABLE OF CONTENTS
                               -----------------
                                                                 PAGE
                                                                 ----

ARTICLE I.    DEFINITIONS.....,,,,,,,...........................   2
     Section 1.1     Account....................................   2
     Section 1.2     Accounting Period..........................   2
     Section 1.3     ACP........................................   2
     Section 1.4     ACP Test...................................   2
     Section 1.5     Acquisition Loan...........................   2
     Section 1.6     Affiliate..................................   3
     Section 1.7     After-Tax Contributions....................   3
     Section 1.8     Beneficiary................................   3
     Section 1.9     Board......................................   3
     Section 1.10    Break in Service...........................   3
     Section 1.11    Code.......................................   3
     Section 1.12    Collectively Bargained Plan................   4
     Section 1.13    Committee..................................   4
     Section 1.14    Compensation...............................   4
     Section 1.15    Discretionary Employer Contribution........   5
     Section 1.16    Discretionary Employer Contribution Account   5
     Section 1.17    Eligible Compensation......................   5
     Section 1.18    Eligible Employee..........................   7
     Section 1.19    Employee...................................   8
     Section 1.20    Employer...................................   8
     Section 1.21    Employer Company...........................   8
     Section 1.22    Employer Company Account...................   8
     Section 1.23    Employer Company Contribution..............   9
     Section 1.24    Employment Commencement Date...............   9
     Section 1.25    ERISA......................................   9
     Section 1.26    ESOP.......................................   9
     Section 1.27    Excess Aggregate Contributions.............   9
     Section 1.28    Fair Market Value..........................  10
     Section 1.29    Financed Shares............................  10
     Section 1.30    Highly Compensated Employee................  10
     Section 1.31    Hour of Service............................  11
     Section 1.32    Investment Manager.........................  11
     Section 1.33    Loan Repayment Account.....................  11
     Section 1.34    Loan Repayment Contribution................  12
     Section 1.35    Loan Suspense Account......................  12
     Section 1.36    Nonhighly Compensated Employee.............  12
     Section 1.37    Participant................................  12
     Section 1.38    Period of Separation.......................  12
     Section 1.39    Period of Service..........................  12

     Section 1.40    Plan.......................................  13
     Section 1.41    Plan Year..................................  13
     Section 1.42    Pre-Tax Contributions......................  13
     Section 1.43    Reemployment Commencement Date.............  14
     Section 1.44    Savings Plan...............................  14
     Section 1.45    Savings Plan Account.......................  14
     Section 1.46    Savings Plan After-Tax Contribution Account  14
     Section 1.47    Savings Plan Rollover Account..............  14
     Section 1.48    Savings Plan Pre-Tax Contribution Account..  14
     Section 1.49    SavingsPLUS Account........................  15
     Section 1.50    SavingsPLUS Contribution...................  15
     Section 1.51    Separation from Service....................  15
     Section 1.52    Top-Heavy Account..........................  16
     Section 1.53    Top-Heavy Contribution.....................  16
     Section 1.54    Transfer...................................  16
     Section 1.55    Trust Fund.................................  16
     Section 1.56    Trustee....................................  16
     Section 1.57    UPS Stock..................................  16
     Section 1.58    UPS Stock Trust............................  17
     Section 1.59    Valuation Date.............................  17

ARTICLE II.   PARTICIPATION.....................................  17
     Section 2.1     General....................................  17
     Section 2.2     Transfer to Position Not Covered by Plan...  17
     Section 2.3     Correction.................................  18
     Section 2.4     Reemployment...............................  18
     Section 2.5     Not a Contract of Employment...............  19

ARTICLE III.  TRANSFERS.........................................  19
     Section 3.1     Transfers From Savings Plan..................19
     Section 3.2     Transfers From Other Plans.................  20
     Section 3.3     No Employee Contributions..................  20

ARTICLE IV.   EMPLOYER COMPANY CONTRIBUTIONS....................  20
     Section 4.1     SavingsPLUS Contribution.....................20
     Section 4.2     Discretionary Employer Contribution..........22
     Section 4.5     Form and Time of Contribution................22

     Section 4.6     Responsibility to Make Employer
                     Company Contributions......................  23

ARTICLE V.    LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS......  23
     Section 5.1     Code (S) 415 Limitations...................  23
     Section 5.2     ACP Test Limitation For Highly
                     Compensated Employees......................  27

ARTICLE VI.   VALUATION AND ACCOUNT DEBITS AND CREDITS..........  31
     Section 6.1     Accounts...................................  31
     Section 6.2     Allocation Procedure.......................  31
     Section 6.3     Acquisition Loan Repayment.................  33
     Section 6.4     Dividends..................................  33
     Section 6.5     Statement of Account Balances..............  34
     Section 6.6     Allocation Corrections.....................  34

ARTICLE VII.  VESTING...........................................  35

ARTICLE VIII. DISTRIBUTIONS, WITHDRAWALS AND TRANSFERS..........  35
     Section 8.1     General....................................  35
     Section 8.2     Separation From Service....................  35
     Section 8.3     No Deferral of Payment Past Age 62.........  36
     Section 8.4     Required Beginning Date....................  36
     Section 8.5     Death......................................  36
     Section 8.6     Distribution Pursuant to a Qualified
                     Domestic Relations Order...................  39
     Section 8.7     In-service Withdrawals from
                     Savings Plan Accounts......................  40
     Section 8.8     Distribution of UPS Stock or Cash..........  41
     Section 8.9     Participant's Right to Put UPS
                     Stock to the Employer and This Plan........  41
     Section 8.10    Participant Diversification Election.......  43
     Section 8.11    Transfers of Savings Plan
                     Accounts to Savings Plan...................  44
     Section 8.12    Transfers Back to this Plan................  44
     Section 8.13    Eligible Rollover Distribution.............  45
     Section 8.14    30-Day Waiver..............................  47
     Section 8.15    Distribution of Cash Dividends.............  48
     Section 8.16    Withholding Obligations....................  48
     Section 8.17    Account Balance............................  48
     Section 8.18    Reemployment...............................  48
     Section 8.19    Claims Procedure...........................  48
     Section 8.20    Forfeiture in Case of
                     Unlocatable Participant....................  50
     Section 8.21    Securities Law Restrictions on
                     Transactions With UPS Stock................  51
     Section 8.22    Distribution/Transfer Processing Rules.....  51

ARTICLE IX.   TRUST FUND........................................  52
     Section 9.1      Establishment of Trust....................  52
     Section 9.2      Trustee Responsibilities..................  52
     Section 9.3      Acceptance of Contributions and Transfers   52
     Section 9.4      Legal Title to Plan Assets................  52
     Section 9.5      Trustee to Invest the Trust Fund
                      Unless Otherwise Provided.................  53
     Section 9.6      Investment in UPS Stock...................  53
     Section 9.7      Other Investments.........................  53
     Section 9.8      Powers of the Trustee.....................  54
     Section 9.9      Appointment of Investment Manager.........  57
     Section 9.10     Committee Direction.......................  58
     Section 9.11     Acquisition Loans.........................  58
     Section 9.12     Voting and Tender Rights..................  62
     Section 9.13     Benefit Payments..........................  64
     Section 9.14     Trustee's Report..........................  66
     Section 9.15     Resignation or Removal of Trustee.........  67
     Section 9.16     Liability of the Trustee..................  68

ARTICLE X.    EXPENSES..........................................  68

ARTICLE XI.   ADMINISTRATIVE COMMITTEE..........................  69
     Section 11.1     Committee.................................  69
     Section 11.2     Vacancies on Committee....................  69
     Section 11.3     Authority of Committee....................  69
     Section 11.4     Action by Committee.......................  70
     Section 11.5     Liability of the Committee................  70
     Section 11.6     Authority to Appoint Officers and Advisors  70
     Section 11.7     Committee Meeting.........................  71
     Section 11.8     Compensation and Expenses of Committee....  71
     Section 11.9     Records...................................  71
     Section 11.10    Fiduciary Responsibility Insurance, Bonding 71
     Section 11.11    Delegation of Specific Responsibilities...  72
     Section 11.12    Allocation of Responsibility Among
                      Fiduciaries for Plan and
                      Trust Administration......................  72
     Section 11.13    Activation of ESOP Feature................  73
     Section 11.14    Indemnification...........................  73

ARTICLE XII.  AMENDMENT, TERMINATION AND MERGER.................  74
     Section 12.1     Amendment.................................  74
     Section 12.2     Termination...............................  74

     Section 12.3     Merger, Consolidation or Transfer
                      of Plan Assets............................  75

ARTICLE XIII. MISCELLANEOUS.....................................  76
     Section 13.1     Headings..................................  76
     Section 13.2     Construction..............................  76
     Section 13.3     Counterparts..............................  77
     Section 13.4     Necessity of Initial Qualification........  77
     Section 13.5     Prohibition Against Attachment............  77
     Section 13.6     Benefits Supported Only by Trust Fund.....  80
     Section 13.7     Satisfaction of Claims....................  80
     Section 13.8     Nonreversion..............................  80
     Section 13.9     Top-Heavy Plan............................  81
     Section 13.10    USERRA....................................  85
     Section 13.11    No Estoppel of Plan.......................  85

            UPS QUALIFIED STOCK OWNERSHIP PLAN AND TRUST AGREEMENT
                        EFFECTIVE AS OF JANUARY 1, 1998


                                    PURPOSE
                                    -------
This Plan has been established to provide a matching contribution to those employees of United Parcel Service of America, Inc. and each Employer Company who make Elective Deferrals under the UPS Savings Plan and to invest that matching contribution entirely in UPS Stock and to permit participants to transfer amounts from the UPS Savings Plan to this Plan for the purpose of investing such amounts in UPS Stock.

The Plan is effective January 1, 1998. It is intended that this Plan consists of two parts -- (1) the portion of this Plan that comprises the SavingsPLUS Accounts and the other Employer Company Accounts will be a qualified "stock bonus plan" under Code (S) 401(a) and, to the extent activated by the Board, a qualified "employee stock ownership plan" under Code (S) 4975(e) and (2) the portion of this Plan that comprises the Savings Plan Accounts and other Transfer amounts will be a qualified "profit sharing plan" under Code (S) 401(a).

                            ARTICLE I. DEFINITIONS
                                       -----------
          The following words and phrases have the following meanings:

Section 1.1 Account - means an account maintained for each Participant and,
            -------
where appropriate, Beneficiary or alternate payee, which shows his or her interest in the Plan. An Account will have a number of subaccounts to reflect the source of the various contributions and transfers made to the Plan.

Section 1.2 Accounting Period - means the period beginning on the first day
            -----------------
of each calendar quarter and ending on the last day of such quarter.

Section 1.3 ACP - means, for each Participant who is eligible to make Pre-Tax
            ---
Contributions under the Savings Plan at any time during the Plan Year, the ratio (expressed as a percentage) of (a) sum of the SavingsPLUS Contributions, if any, credited to his or her Account for such Plan Year to (b) his or her Compensation for the Plan Year.

Section 1.4 ACP Test - means the Code (S) 401(m) nondiscrimination test as
            --------
described in Section 5.2(a).

Section 1.5 Acquisition Loan - means a loan (or other extension of credit)
            ----------------
used by the Trustees to finance the acquisition of UPS Stock.

Section 1.6 Affiliate - means the Employer and any trade or business, whether
            ---------
or not incorporated, that is considered to be a single employer with the Employer under Code (S) 414(b), (c), (m) or (o). However, in applying Code (S) 414 solely for purposes of Section 5.1, the phrase "more than 50%" is substituted for the phrase "at least 80%" each place it appears in Code (S) 1563(a)(1).

Section 1.7 After-Tax Contributions - means the amount contributed by a
            -----------------------
Participant on an after-tax basis under the Savings Plan.

Section 1.8 Beneficiary - means the person or persons so designated in
            -----------
accordance with Section 8.5 by a Participant or by operation of this Plan to receive any Plan benefits payable on account of the death of such Participant.

Section 1.9 Board - means the Board of Directors and/or the Executive
            -----
Committee of United Parcel Service of America, Inc.

Section 1.10 Break in Service - means a Period of Separation of at least 12
             ----------------
consecutive months.

Section 1.11 Code - means the Internal Revenue Code of 1986, as amended, or
             ----
any successor statute.

Section 1.12 Collectively Bargained Plan - means any plan (other than a
             ---------------------------
multiemployer plan) that incorporates a cash or deferred arrangement as described in Code (S) 401(k) and is maintained by the Employer pursuant to a collective bargaining agreement in effect between the Employer and any union, local or lodge of any union or any bargaining agent for any union which such union, local, lodge or bargaining agent and the Employer have provided that some or all of the employees in the bargaining unit shall be covered by such plan.

Section 1.13 Committee - means the administrative committee described in
             ---------

Section 1.14 Compensation - means for each Participant the sum of
             ------------
(a) his or her wages within the meaning of Code (S) 3401(a) and all other compensation paid by the Affiliates to, or on behalf of, such Participant for the Plan Year that is reportable as "wages, tips and other compensation" on Form W-2 or such other form as the Affiliates are required to provide the Participant under Code (S)(S) 3401(a), 6041(d), 6051(a)(3) and 6052; and

(b) his or her Pre-Tax Contributions, any elective deferrals under any other Code (S) 401(k) plan maintained by an Affiliate that are excludable from income under Code (S) 402(e)(3), any contributions made to a cafeteria plan of an Affiliate that are excludable under Code (S) 125 and any other contributions or deferrals excludable under Code (S)(S) 402(h), 403(b), 414(h)(2) or 457(b).

The annual Compensation of each Participant taken into account under the Plan shall not exceed $150,000 as adjusted for cost-of-living increases in accordance with Code (S)401(a)(17). The cost-of-living adjustment in effect for a calendar year applies to any Plan Year beginning in such calendar year. If a Plan Year consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12. The annual compensation limit does not apply for purposes of Section 5.1.

Section 1.15 Discretionary Employer Contribution - means the contribution
             -----------------------------------
described in Section 4.2.

Section 1.16 Discretionary Employer Contribution Account - means the
             -------------------------------------------
subaccount maintained as a part of a person's Account to show his or her interest attributable to Discretionary Employer Contributions.

Section 1.17 Eligible Compensation - means, for each Participant who is an
             ---------------------
Eligible Employee, all compensation or wages payable to him or her for the Plan Year by reason of his or her employment by an Employer Company before any payroll deductions, but excluding

     (a)  bonuses (other than any half-month bonus);

     (b) amounts allocated or benefits paid under any employee benefit plan or program (other than paid time off or discretionary days), whether or not the plan or program is subject to ERISA or the benefit paid thereunder is taxable (other than Pre-Tax Contributions and salary reduction contributions made on behalf of an Employee to the UPS Flexible Benefits Plan or other plan described in Code (S) 125);

     (c) amounts payable under any incentive compensation plan or program (other than commissions);

     (d)  MIP awards;

     (e)  stock options;

     (f)  foreign service differentials;

     (g)  severance pay;

     (h)  expense reimbursements;

     (i)  grievance awards (other than back pay);

     (j)  fringe benefits; and

     (k)  all compensation classified as "miscellaneous."

Section 1.18 Eligible Employee - means any Employee other than an Employee
             -----------------

     (a) whose terms and conditions of employment are governed by a collective bargaining agreement to which the Employer Company is a party, unless the collective bargaining agreement expressly provides for coverage under this Plan and this Plan has been amended to provide for such participation in accordance with the terms of the Collective Bargaining Agreement;

     (b) who is a nonresident alien receiving no earned income from an Employer Company from sources within the United States (as described more fully in Code (S) 410(b)(3)(C)); or

     (c) who is eligible to participate in a Collectively Bargained Plan or any other 401(k) cash or deferred arrangement maintained by an Employer Company (other than the Savings Plan).

Members of the Board as such shall not be considered as Eligible Employees unless they also qualify as such pursuant to the preceding sentence. Under no circumstances will an individual who performs services for a Employer Company, but who is not classified on the payroll as an employee of the Employer Company, for example, an individual performing services for a Employer Company under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an "employee" of a Employer Company as a result of common law principals or the leased employee rules under Code (S) 414(n). Further, if an individual performing services for a Employer Company is retroactively reclassified as an employee of a Employer Company for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to the actual date (and not the effective date) of such reclassification unless the Employer Company determines that retroactive reclassification is necessary to correct a payroll classification error.

Section 1.19 Employee - means a person who is classified on the payroll of an
             --------
Employer Company as an employee of that Employer Company.

Section 1.20 Employer - means United Parcel Service of America, Inc.
             --------

Section 1.21 Employer Company - means the Employer and any domestic
             ----------------
corporation that is an "employer company" under the Savings Plan and executes an adoption agreement to adopt this Plan.
tc"

Section 1.22 Employer Company Account - means,collectively, a person's
             ------------------------
SavingsPLUS Account, Discretionary Employer Contribution Account, Loan Repayment Account and Top-Heavy Account or, individually, any of those accounts.

Section 1.23 Employer Company Contribution - means, collectively the SavingsPLUS
             -----------------------------
Contribution, the Discretionary Employer Contribution, the Loan Repayment Contribution and the Top-Heavy Contribution, or, individually, any of those contributions.

Section 1.24 Employment Commencement Date - means the date on which an
             ----------------------------
individual first performs an Hour of Service. An individual who has a Period of Separation of 12 months or less will retain the same Employment Commencement Date he or she had before the Period of Separation.

Section 1.25 ERISA - means the Employee Retirement Income Security Act of
             -----
1974, as amended, or any successor statute.

Section 1.26 ESOP - means an employee stock ownership plan within the
             ----
meaning of Code (S) 4975(e).

Section 1.27 Excess Aggregate Contributions - means the excess of (a) the
             ------------------------------
SavingsPLUS Contributions actually made by or on behalf of Highly Compensated Employees for a Plan Year over (b) the maximum permissible amount of such contributions for such Plan Year under Code (S) 401(m) as described in Section 5.2.

Section 1.28 Fair Market Value - means (a) for any asset other than UPS Stock,
             -----------------
the fair market value of that asset as determined by the Trustee and (b) for UPS Stock, (1) at any time before the Board activates the ESOP feature, the most recent value of that stock as determined by the Board pursuant to its quarterly valuation procedure and (2) at any time after the ESOP feature is activated, the value of that stock as determined by an "independent appraiser" (as described in Code (S) 401(a)(28)) appointed by the Committee for that purpose.

Section 1.29 Financed Shares - means UPS Stock acquired by this Plan with the
             ---------------
proceeds of an Acquisition Loan.

Section 1.30 Highly Compensated Employee -
             ---------------------------

     (a) General.  The term "Highly Compensated Employee" means for each Plan
         -------
     Year each Participant who is an Eligible Employee performing services for an Affiliate during the Plan Year and

          (1) who at any time during the Plan Year or the preceding Plan Year was a 5% owner of an Affiliate (as defined in Code (S)
          416(i)(1)(B)(I)), or

          (2) who for the preceding Plan Year received Compensation in excess of $80,000 (indexed in accordance with Code (S) 415(d)).

     (b)  Additional Rules.
          ----------------

          (a) The determination of which Eligible Employees are Highly Compensated Employees is subject to Code (S) 414(q) and any regulations, rulings, notices or procedures under that section.

          (b) Employers aggregated under Code (S) 414(b), (c), (m) or (o) will be treated as a single employer for purposes of this Section 1.30.

Section 1.31 Hour of Service - means an "hour of service" as defined in 29
             ---------------
C.F.R. (S) 2530.200b-2 as an employee of an Affiliate (whether as a result of the application of common law or by operation of Code (S) 414(n)).

Section 1.32 Investment Manager - means a person (a) who is registered as an
             ------------------
investment advisor under the Investment Advisers Act of 1940 (the "Act"), a bank, as defined in the Act, or an insurance company that, within the meaning of ERISA (S) 3(38), is qualified to manage, acquire and dispose of the assets of an employee benefit plan under the laws of more than one state, and (b) who is appointed as an investment manager pursuant to ARTICLE IX.

Section 1.33 Loan Repayment Account - means the subaccount maintained as a part
             ----------------------
of a person's Account to show his or her interest attributable to Loan Repayment Contributions.

Section 1.34 Loan Repayment Contribution - means the contribution described in
             ---------------------------
Section 4.3.

Section 1.35 Loan Suspense Account - means the account maintained under this
             ---------------------
Plan for the purpose of crediting and holding Financed Shares pending repayment of the related Acquisition Loan.

Section 1.36 Nonhighly Compensated Employee - means for each Plan Year each
             ------------------------------
Participant who is an Eligible Employee performing services for an Affiliate during the Plan Year and who is not a Highly Compensated Employee.

Section 1.37 Participant - means (a) each Eligible Employee who satisfied the
             -----------
requirements for participation set forth in Section 2.1 and (b) each other person (other than an alternate payee as defined in Code (S) 414(p)(8) or a Beneficiary) for whom an Account is maintained as a result of contributions made under this Plan or amounts transferred to this Plan.

Section 1.38 Period of Separation - means a continuous period of time during
             --------------------
which an individual does not perform an Hour of Service. A Period of Separation begins on the date the individual has a Separation from Service.

Section 1.39 Period of Service - means the period of time beginning on an
             -----------------
individual's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the date a Break in Service begins. A Period of Service of 12 months is equal to one full year of service. If an individual has a Period of Separation of 12 consecutive months or less, the Period of Separation will be treated as a Period of Service. If an individual has a Break in Service before he or she completes a one-year Period of Service, his or her Period of Service completed before the Break in Service will be completely disregarded. Employment with any Affiliate either as a result of common law principles or under Code (S) 414(n) will be counted in determining a Period of Service.

Section 1.40 Plan - means this UPS Qualified Stock Ownership Plan and Trust
             ----
Agreement as set forth in this document and all subsequent amendments to this document.

Section 1.41 Plan Year - means the calendar year.
             ---------

Section 1.42 Pre-Tax Contributions - means (a) elective deferrals (within the
             ---------------------
meaning of Code (S) 402(g)) made under the Savings Plan and (b) with respect to an individual who becomes eligible to make elective deferrals under the Savings Plan during any Plan Year as a result of losing coverage under a collective bargaining agreement, his or her elective deferrals (within the meaning of Code (S) 402(g)) made under a Collectively Bargained Plan prior to the latest date in such Plan Year on which he or she became eligible to make elective deferrals under the Savings Plan other than elective deferrals with respect to which a matching contribution (within the meaning of Code (S) 401(m)) of any amount was made under the Collective Bargaining Plan.

Section 1.43 Reemployment Commencement Date - means for an individual who has a
             ------------------------------
Break in Service, an adjusted employment commencement date, which is the first date on which that individual performs an Hour of Service following the Break in Service.

Section 1.44 Savings Plan - means the UPS Savings Plan, as in effect
             ------------
from time to time.

Section 1.45 Savings Plan Account - means, collectively, a person's Savings Plan
             --------------------
Pre-Tax Contribution Account, Savings Plan After-Tax Contribution Account and Savings Plan Rollover Account or, individually, any of those accounts.

Section 1.46 Savings Plan After-Tax Contribution Account - means the subaccount
             -------------------------------------------
maintained as part of a person's Account to show his or her interest attributable to transfers from an after-tax contribution account under the Savings Plan.

Section 1.47 Savings Plan Pre-Tax Contribution Account - means the subaccount
             -----------------------------------------
maintained as part of a person's Account to show his or her interest attributable to transfers from a pre-tax contribution account under the Savings Plan.

Section 1.48 Savings Plan Rollover Account - means the subaccount maintained as
             -----------------------------
part of a person's Account to show his or her interest attributable to transfers from a "rollover account" under the Savings Plan.

Section 1.49 SavingsPLUS Account - means the subaccount maintained as part of a
             -------------------
person's Account to show his or her interest attributable to SavingsPLUS Contributions.

Section 1.50 SavingsPLUS Contribution - means the SavingsPLUS Contribution made
             ------------------------
by an Employer Company in accordance with Section 4.1 with respect to a Participant's Pre-Tax Contributions.

Section 1.51 Separation from Service - means the earlier of (a) the date on
             -----------------------
which an individual terminates employment with all Affiliates, by reason of a voluntarily quit, retirement, death, disability for more than 52 weeks, discharge, failure to return from layoff or authorized leave of absence, or for any other reason (unless a grievance is pending) or (b) the date on which a 12-consecutive month period ends during which the individual did not perform an Hour of Service. A transfer from one Affiliate to another will not be treated as a Separation from Service. A discharge will not be treated as a

Separation from Service while a grievance is pending but, if the discharge is upheld, will be treated as a Separation from Service as of the date of the discharge. In the case of a person who has an absence for maternity/paternity reasons and who fails to perform an Hour of Service beyond the first anniversary of the first day of such absence, (1) his or her Separation from Service will be the second anniversary of the first day of the absence for maternity/paternity reasons and (2) the 12-consecutive-month period beginning on the first anniversary of the first date of the absence will not constitute a Break in Service, a Period of Separation or a Period of Service. A "maternity/paternity reason" is the cessation of active employment (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. An individual must timely furnish proof that the absence is for maternity/paternity reasons in accordance with nondiscriminatory procedures established by the Committee.

Section 1.52 Top-Heavy Account - means the subaccount maintained as a part of a
             -----------------
person's Account to show his or her interest attributable to Top-Heavy Contributions.

Section 1.53 Top-Heavy Contribution - means the contribution described in
             ----------------------
Section 4.4.

Section 1.54 Transfer - means an amount transferred to this Plan pursuant to
             --------
Section 3.1 or 3.2.

Section 1.55 Trust Fund - means the assets held by the Trustee under this Plan.
             ----------

Section 1.56 Trustee - means a bank, trust company or other financial
             -------
institution with trust powers acting from time to time as trustee for the Trust Fund pursuant to ARTICLE IX.

Section 1.57 UPS Stock - means the common stock of the Employer and any
             ---------
other securities of the Employer or an Affiliate that meet the definition of "employer securities" under Code (S) 409(l) and ERISA (S) 407.

Section 1.58 UPS Stock Trust - means (a) the trust created by that trust
             ---------------
agreement made as of April 15, 1958 by and between certain owners of shares of United Parcel Service of America, Inc. common stock and First Union National Bank, as thereafter amended and restated (UPS Managers Stock Trust (as amended and restated)) and (b) the trust created by that trust agreement made as of August 28, 1995 by and between certain owners of United Parcel Service of America, Inc. Common Stock and First Union National Bank (UPS Employees Stock Trust), or (c) either (a) or (b).

Section 1.59 Valuation Date - means December 31 of each year and any other date
             --------------
chosen by the Committee and acceptable to the Trustee.

                          ARTICLE II. PARTICIPATION
                                      -------------

Section 2.1 General.  Each Eligible Employee will become a Participant on
            -------
the first day of the month coinciding with or immediately following the date he or she has completed a Period of Service of at least one year.

Section 2.2 Transfer to Position Not Covered by Plan. If a Participant loses his
            ----------------------------------------
or her status as Eligible Employee as a result of a transfer to another position with an Employer Company, the Participant will remain a Participant in this Plan with respect to contributions previously made on his or her behalf but shall not be eligible to have SavingsPLUS Contributions made to this Plan on his or her behalf following the end of the Accounting Period in which he or she loses his or her status as an Eligible Employee unless and until he or she again becomes an Eligible Employee. In the event the Participant is subsequently transferred to a position in which he or she again becomes an Eligible Employee, the Participant will again become eligible to receive Employer Company Contributions under this Plan in accordance with ARTICLE IV.

Section 2.3 Correction.  If the Committee discovers that an individual
            ----------
it determined to be a Participant is in fact not a Participant, the Committee will as soon as practicable after such discovery reverse the Employer Company Contributions and any earnings credited to his or her Account.

If the Committee discovers that a Participant was not treated as covered under the Plan, the Committee as soon as practicable after such discovery will take such action as it deems appropriate and proper under the circumstances to remedy such omission.

Section 2.4 Reemployment. If an Eligible Employee terminates employment before
            ------------
he or she completes a Period of Service of at least one year and is reemployed, then his or her prior Period of Service will be aggregated with his or her Period of Service completed after the reemployment provided he or she did not have a Break in Service. If the Eligible Employee had a Break in Service, then his or her prior Period of Service will be disregarded and he or she will be treated as a new Eligible Employee.

If a Participant terminates employment and is reemployed, then his or her prior Period of Service will be taken into account (unless disregarded because he or she had a Break in Service before completing a Period of Service of at least one year) and he or she will again become eligible to receive Employer Company Contributions in accordance with ARTICLE IV as of the first day of the month coincident with or next following the date he or she performs an Hour of Service as an Eligible Employee as a result of such reemployment.

Section 2.5 Not a Contract of Employment. This Plan is intended only to
            ----------------------------
encourage Eligible Employees of the Employer Companies to save for their retirement. This Plan is not a contract of employment. Thus, participation in this Plan will not give any person either the right to be retained as an employee of an Employer Company or, upon such person's termination of employment, the right to any interest in the Trust Fund other than his or her interest as expressly set forth in this Plan.


                            ARTICLE III. TRANSFERS
                                         ---------


Section 3.1 Transfers From Savings Plan. This Section 3.1 will be effective on
            ---------------------------
November 23, 1998. A participant in the Savings Plan may transfer all or a portion of his or her individual account under the Savings Plan to this Plan in accordance with transfer procedures established by the Committee. Any such amounts will be credited to a subaccount in his or her Savings Plan Account that corresponds to the subaccount under the Savings Plan from which the amount was transferred.

Section 3.2 Transfers From Other Plans. This Section 3.2 will be effective on
            --------------------------
and after the date it is activated by the Committee. To the extent provided in Appendix 3.2 (which will be written and amended by or at the direction of the Committee), the Committee may permit the contribution of funds to a Participant's Account which represent the transfer of his or her account from any other (S) 401(k) cash or deferred arrangement maintained by an Employer Company. Such funds shall be transferred in accordance with procedures established by the Committee and shall be held in the appropriate subaccount.

Section 3.3 No Employee Contributions. The Plan will not accept contributions
            -------------------------
from employees other than Transfers in accordance with Sections 3.1 or 3.2.

                  ARTICLE IV. EMPLOYER COMPANY CONTRIBUTIONS
                              ------------------------------
Section 4.1 SavingsPLUS Contribution.
            ------------------------
     (a) General. Subject to the rules and limitations set forth in this
         -------
     ARTICLE IV and in ARTICLE V, each Employer Company shall make a SavingsPLUS Contribution for each Accounting Period on behalf of each Participant employed as an Eligible Employee on at least one day during the Accounting Period equal to (A) - (B) where

          (A) equals the lesser of (1) 100% of his or her Pre-Tax Contributions for the Plan Year or (2) 3% of his or her Eligible Compensation for such Plan Year and


          (B) equals the SavingsPLUS Contribution previously made with respect to him or her during such Plan Year.

     (b) Application of Suspense Account and Forfeitures. Excess amounts that
         -----------------------------------------------
     are transferred to a Code (S) 415 suspense account for a Plan Year pursuant to Section 5.1, if any, and any amounts treated as forfeitures under the Plan will be applied to reduce the SavingsPLUS Contributions for the next Plan Year (and succeeding Plan Years, if necessary).

     (c) No SavingsPLUS Contributions on Refunds. No SavingsPLUS Contributions
         ---------------------------------------
     will be made with respect to any Pre-Tax Contributions that are refunded by the Savings Plan or a Collectively Bargained Plan to satisfy Code (S) 401(k), (S) 402(g) or (S) 415. If it is determined that any portion of the SavingsPLUS Contributions credited to a Participant's SavingsPLUS Account is attributable to refunded Pre-Tax Contributions, the number of whole shares of UPS Stock attributable to the match on refunded Pre-Tax Contributions automatically will be deducted from the Participant's SavingsPLUS Account (or if the Participant has diversified his or her SavingsPLUS Account pursuant to Section 8.10, an amount equal to the value of those shares automatically will be deducted from the Participant's account under the Savings Plan) and will be transferred to a Code (S) 415 suspense account (if the refund of Pre-Tax Contributions was for purposes of Code (S) 415) or treated as a forfeiture.

     (d) Allocation. The SavingsPLUS Contribution, if any, made on
         ----------
     behalf of each Participant will be credited to his or her SavingsPLUS Account as of the last day of each Accounting Period.

Section 4.2 Discretionary Employer Contribution. [RESERVED]
            -----------------------------------

Section 4.3 Loan Repayment Contribution.[RESERVED]
            ---------------------------

Section 4.4 Top-Heavy. As of the last day of each Plan Year, a determination
            ---------
will be made on whether this Plan is top-heavy as described in Section 13.9 and, if this Plan is top-heavy, the Employer Companies will contribute such amounts, if any, as are necessary to satisfy minimum top-heavy allocation requirements. Any such contributions will be credited as of the last day of such Plan Year to the affected Participants' Employer Company Account.

Section 4.5 Form and Time of Contribution. This Plan is designed to invest
            -----------------------------
primarily in UPS Stock. Accordingly, contributions under this ARTICLE IV may be made in cash or UPS Stock or in any combination of cash and UPS Stock, as determined by the Employer. An Employer Company may make SavingsPLUS Contributions for any Accounting Period in installments at any time during the Accounting Period and may make Employer Company Contributions for any Plan Year at any time during the Plan Year or in the following year before the due date (after taking any extensions into account) for filing the Employer Company's federal income tax return for such Plan Year.

Section 4.6 Responsibility to Make Employer Company Contributions. The Employer
            -----------------------------------------------------
in its absolute discretion may choose to make the Employer Company Contributions called for under this ARTICLE IV on behalf of all of the Employer Companies and to charge each Employer Company with its allocable portion of the contributions in accordance with those procedures the Employer in its absolute discretion deems appropriate.

            ARTICLE V. LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
                       --------------------------------------------

Section 5.1 Code (S) 415 Limitations.
            ------------------------

     (a) General Rule. The term "limitation year" as defined in Code (S) 415 and
         ------------
     the corresponding regulations means the calendar year. The total annual additions (as described in Section 5.1(b)) allocated to a Participant's Account for any limitation year when added to the contributions that are treated as made on behalf of such Participant for such limitation year under the coordination rules in Section 5.1(c) will not exceed the lesser of

          (1) 25% of the Participant's Compensation for the limitation year,

          (2) or, if greater, one-fourth of the defined benefit dollar limitation under Code (S) 415(b)(1) for the limitation year, or

          (3) such lesser amount as the Committee deems necessary or appropriate to satisfy the requirements of Code (S) 415 in light of Section 5.1(c) and the benefits, if any, accrued and the contributions, if any, made for such Participant under any other employee benefit plan maintained by an Affiliate.

     If a short limitation year (less than 12 months) is created because of an amendment, the limitation described in (2) above will be prorated.

     (b) Annual Additions. The term "annual additions" means, for each Plan
         ----------------
     Year, the total contributions and forfeitures allocated to a Participant's Account for that

     Plan Year as Employer Company Contributions. Any corrective allocations made under this Plan will be treated as annual additions in the limitation year to which such allocations relate.

     (c) Coordination Rules. If any adjustment is required under Code (S) 415 as
         ------------------
     a result of a Participant's participation in any other defined contribution plans or defined benefit plans established or maintained by an Affiliate, the adjustment will be made in the following steps: (1) in the defined benefit plans; (2) from unmatched elective deferrals or employee contributions in the Savings Plan, in a Collectively Bargained Plan and in any other defined contribution plan with a cash or deferred arrangement intended to satisfy Code (S) 401(k); (3) from matched elective deferrals or employee contributions in the Savings Plan, a Collectively Bargained Plan or any other defined contribution plan with a cash or deferred arrangement intended to satisfy Code (S) 401(k) and the related matching contributions under this Plan or any other defined contribution plan in which the individual is a Participant; (4) from other contributions made to this Plan and (5) in any other defined contribution plans in which the individual is a participant. Contributions allocated to an "individual medical benefit account" described in Code (S) 415(l) and contributions credited under a welfare benefit fund maintained by an Affiliate for any year to a reserve for post-retirement medical benefits for a Participant who is a "key employee" within the meaning of Code (S) 416(i) will be treated as a contribution made on his or her behalf under this Plan when, and to the extent, required under Code (S) 415 or (S) 419A(d).

     (d) Corrections in this Plan. If a correction cannot be made in the Savings
         ------------------------
     Plan because contributions made to the Savings Plan for that Plan Year have been transferred to this Plan, then a refund to correct the excess will be made from the contributions transferred to this Plan (adjusted for investment gains) and that refund will come first, from After-Tax Contributions (together with investment gains attributable to those excess contributions) and, second, from Pre-Tax Contributions (together with investment gains attributable to those excess contributions) . The excess contributions will be refunded to the Participant and the number of whole shares of UPS stock attributable to the match on refunded Pre-Tax Contributions (or if the Participant has diversified his or her SavingsPLUS Account pursuant to Section 8.10, an amount equal to the then Fair Market Value of those shares) will be transferred to a Code (S) 415 suspense account. If, after making the adjustments in the defined benefit plans and to the elective deferrals, employee contributions and related match described in the plans described in the second and third clauses of the first sentence of Section 5.1(c) and in the first paragraph of this Section 5.1(d), it is determined that crediting Employer

     Company Contributions to a Participant's Account could exceed the restrictions set forth in this Section 5.1, that excess contribution will be corrected by transferring shares of UPS stock attributable to the excess Employer Company Contributions to a Code (S) 415 suspense account in the following order: (1) Top-Heavy Contribution Contributions, (2) Discretionary Employer Contributions, (3) SavingsPLUS Contributions, and
     (4) Loan Repayment Contributions. If a Participant has diversified his or her Employer Company Account pursuant to Section 8.10, an amount equal to the then Fair Market Value of the shares attributable to the excess contributions will be transferred from the Savings Plan to a Code (S) 415 suspense account under this Plan.

Amounts transferred to a Code (S) 415 suspense account will not be allocated to the Participant's Account, but will be held unallocated in a separate suspense account and will be treated as a SavingsPLUS Contribution for the next Plan Year (and each succeeding Plan Year, if necessary). The balance credited to the suspense account will be returned to the Employer Companies in the event this Plan is terminated prior to the date the suspense account has been applied in accordance with this Section 5.1.

Section 5.2 ACP Test Limitation For Highly Compensated Employees.
            ----------------------------------------------------

     (a) ACP Test.
         --------

         (1) General. The SavingsPLUS Contributions credited to each Highly
             -------
         Compensated Employee's Account under this Plan satisfy one of the following alternative tests each Plan Year:

               (a) the average of the ACPs for all Highly Compensated Employees does not exceed 125% of the average of the ACPs for all Nonhighly Compensated Employees, or

               (b) the average of the ACPs for all Highly Compensated Employees does not exceed the lesser of (i) two times the average of the ACPs for all Nonhighly Compensated Employees or (ii) the average of the ACPs for all Nonhighly Compensated Employees plus two percentage points.

          The average of the ACPs for all Nonhighly Compensated Employees will be determined using the ACPs for Nonhighly Compensated Employees for the preceding Plan Year unless the Employer elects (in accordance with rules established under Code (S) 401(m)) to use the current Plan Year's ACPs for Nonhighly Compensated Employees.


          (2) Aggregation with Other Plans or Arrangements. For any Plan Year
              --------------------------------------------
          before the Board activates the ESOP feature, the ACP for each Participant who is an Eligible Employee will be determined by aggregating this Plan with the Savings Plan. After-Tax Contributions made under the Savings Plan will be treated as SavingsPLUS Contributions under this Plan. Further, the ACP for any Highly Compensated Employee will be determined as if any "employee contributions" (within the meaning of

          Code (S) 401(m)) and any "matching contributions" (within the meaning of Code (S) 401(m)(4)) allocated to his or her account during the same Plan Year under one, or more than one, other plan described in Code
          (S) 401(a) or (S) 401(k) maintained by an Affiliate had been made under this Plan or, at the option of the Committee, the Plan may be permissively aggregated with such other plans. If this Plan satisfies the coverage requirements of Code (S) 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the coverage requirements of Code (S) 410(b) only if aggregated with this Plan, then this Section 5.2 will be applied by determining the ACPs of all Participants as if all the plans were a single plan.

     For any Plan Year in which the ESOP feature is activated, SavingsPLUS Contributions under this Plan may not be aggregated with employee contributions or matching contributions under any other plan to the extent prohibited by the regulations under Code (S) 410(b) as modified by the regulations under Code (S) 401(k).

          (3) Multiple Use Limitation. The ACPs of all Highly Compensated
              -----------------------
          Employees will be reduced (beginning with the highest of such percentages) to the extent required under Code (S) 401(m) and the regulations issued under that section to prevent multiple use of the alternative test described in Code (S) 401(k)(3)(A)(ii)(II) and in Code

          (S) 401(m)(2)(A)(ii) in the same Plan Year. The reduction will be treated as an Excess Aggregate Contribution. If the ESOP feature is activated, the multiple use limitation will not apply unless this Plan (or another ESOP maintained by an Affiliate) also permits elective deferrals.

     (b) Action to Satisfy ACP TestAction to Satisfy ACP Test.
         ----------------------------------------------------

         (1) Distribution or Forfeiture of Excess Aggregate Contributions.
             ------------------------------------------------------------
         Notwithstanding any other provision of this Plan, Excess Aggregate Contributions made for any Plan Year adjusted for investment gains and losses will be distributed from the Accounts of Highly Compensated Employees no later than the last day of the immediately following Plan Year.

         For any Plan Year before the Board activates the ESOP feature, the Excess Aggregate Contributions will be distributed on the basis of the sum of the After-Tax Contributions and SavingsPLUS Contributions made on behalf of each Highly Compensated Employee, starting with the Highly Compensated Employee who has the largest sum of those contributions and ending when the Excess Aggregate Contributions are distributed. The Excess Aggregate Contributions will first be reduced by distributing After-Tax Contributions from the Savings Plan and then by distributing SavingsPLUS Contributions from this Plan. If a distribution cannot be made from the Savings Plan because After-Tax Contributions have been transferred to this Plan, then the distribution will be made from the Highly Compensated Employee's Savings Plan After-Tax Contribution Account. If a distribution cannot be made from this Plan because SavingsPLUS Contributions have been transferred to the Savings Plan, then distributions will be made from the transfer account under the Savings Plan.

         For any Plan Year in which the ESOP feature is activated, the distribution of Excess Aggregate Contributions will be made on the basis of the amount of SavingsPLUS Contributions made on behalf of a Highly Compensated Employee, starting with the Highly Compensated Employee with the most SavingsPLUS Contributions and ending when the Excess Aggregate Contributions are distributed.

          (2) Determination of Investment Gain or Loss. Excess Aggregate
              ----------------------------------------
          Contributions will b adjusted for investment gain or loss for the Plan Year for which such contributions were made in accordance with the regulations under Code (S) 401(m) but will not be adjusted for investment gain or loss for the period between the end of the Plan Year and the date the Excess Aggregate Contributions are distributed.

  ARTICLE VI. VALUATION AND ACCOUNT DEBITS AND CREDITS
              ----------------------------------------

Section 6.1 Accounts.  The Committee will establish and maintain an
            --------
Account (and such subaccounts as the Committee deems appropriate) in the name of each Participant to which will be credited such sums of cash, UPS Stock or other property from time to time contributed or transferred to this Plan together with the earnings, profits and appreciation on those assets and to which will be charged the losses and depreciation on those assets and the Participant's share of the expenses of this Plan and the Trust Fund unless the Employer Companies pay for such expenses.

     Section 6.2 Allocation Procedure.  As of the last day of each
                 -------------------
     Accounting Period each Account balance will be adjusted to reflect the following credits or debits as soon as practicable after the Committee receives the Employer Companies' payroll data and other relevant records:

     (a) His or her Transfers, if any (in accordance with ARTICLE III);

     (b) His or her SavingsPLUS Contributions and Employer Company Contributions (in accordance with ARTICLE IV);

     (c) Dividends with respect to UPS Stock (in accordance to Section 6.4);

     (d) Financed Shares released from the Loan Suspense Account, if any (in accordance with Section 6.3);

     (e) His or her pro rata share of investment earnings, profits and appreciation (other than dividends on UPS Stock, and investment losses and depreciation;

     (f) His or her per capita share of the administrative expenses of the Plan and Trust Fund and his or her pro rata share of all other expenses of the Plan and Trust Fund except to the extent that the Employer Companies pay for those administrative or other expenses;

     (g) Distributions, withdrawals or transfers from his or her Account; and

     (h) His or her pro rata share of the principal and interest payments on any Acquisition Loan, if any (in accordance with Section 6.3).

The Committee will make these and any additional credits or debits as the Committee deems necessary or appropriate under the circumstances in whatever sequence the Committee deems appropriate under the circumstances.

Section 6.3 Acquisition Loan Repayment. The Committee will debit each
            --------------------------
Participant's Employer Company Account for the interest and principal payments made from the Trust Fund with respect to any Acquisition Loan. The debits for each such payment will be made separately for interest payments or principal payments in the same proportion that the balance credited to each such account bears to the total balance credited to all of the Employer Company Accounts. Financed Shares released from the Loan Suspense Account for each Plan Year will be allocated, on the basis of the Fair Market Value of such shares as of the release date, to each Employer Company Account in proportion to the debits for the Acquisition Loan Payments.

If the Employer proposes to claim an income tax deduction for the dividends on allocated UPS Stock, Financed Shares released from the Loan Suspense Account will first be allocated to Participants' Accounts in accordance with the requirements for a deduction under Code (S) 404(k)(2)(B), and the remainder of the released shares will be allocated in accordance with the preceding paragraph. If the Financed Shares held in the Loan Suspense Account were purchased on different dates, Financed Shares released upon each payment will be treated as released and allocated in the same order as the date, or dates, as of which such shares were first credited to such Loan Suspense Account.

Section 6.4 Dividends.  Dividends on UPS Stock allocated to an Account
            ---------
will be credited to that Account unless used to repay an Acquisition Loan. Dividends on unallocated UPS Stock (other than UPS Stock in the Loan Suspense Account) will be allocated pro rata among his or her Employer Company Accounts unless used to repay an Acquisition Loan. All cash dividends on UPS Stock in the Loan Suspense Account will be used to repay the Acquisition Loan and all stock dividends on UPS Stock in the Loan Suspense Account will be credited to that account. If dividends on allocated UPS Stock are applied to make payments on the Acquisition Loan, UPS Stock with a Fair Market Value of not less than the amount of the dividend will be allocated to the Account.

Section 6.5 Statement of Account Balances. As soon as practicable after the end
            -----------------------------
of each Plan Year the Committee will provide to each Participant, Beneficiary and alternate payee for whom an Account is maintained a statement showing all allocations to and distributions and withdrawals from his or her Account and the current value of that Account. The Committee may provide statements more frequently than annually. Alternatively, the Committee may provide an account statement that provides such Account information combined with Savings Plan account information.


Section 6.6 Allocation Corrections. If an error or omission is discovered in any
            ----------------------
Account, an appropriate adjustment will be made to such Account and to such other Accounts as deemed appropriate and proper under the circumstances by or at the direction of the Committee in order to remedy such error or omission.

                             ARTICLE VII. VESTING
                                          -------
Each Participant shall at all times have a fully vested nonforfeitable interest in the value of his or her Account.

    ARTICLE VIII. DISTRIBUTIONS, WITHDRAWALS AND TRANSFERS
                  ----------------------------------------

Section 8.1 General.  A Participant may request distribution of his or
            -------
her Account when he or she has a Separation from Service. In addition, a Participant may request a withdrawal from his or her Savings Plan Account before a Separation from Service to the extent provided in Section 8.7.

Section 8.2 Separation From Service. As a general rule, if a Participant has a
            -----------------------
Separation from Service he or she may request a distribution of his or her Account and the Account will be paid to him or her as soon as practicable (but, generally, no earlier than 30 days) after the separation. However, no payment will be made without the Participant's consent before age 62, which is the normal retirement age under the Plan, if (a) the value of the vested portion of his or her Account exceeds $3,500 at the time of the distribution or exceeded $3,500 at the time of any prior distribution under this Plan (including any in-service withdrawals made under Section 8.7) or (b) the sum of the value of his or her Account and the value of his or her account under the Savings Plan exceeds $3,500 at the time of the distribution or exceeded $3,500 at the time of any prior distribution under this Plan (including any in-service withdrawals made under Section 8.7).

Section 8.3 No Deferral of Payment Past Age 62. Payment of a Participant's
            ----------------------------------
Account will be made no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

     (a) the date on which the Participant attains age 62; or

     (b) the Participant has a Separation from Service.

Section 8.4 Required Beginning Date. Notwithstanding the foregoing, a
            -----------------------
Participant's Account will be paid to him or her no later than April 1 of the calendar year following (a) the calendar year in which he or she reaches age 70 1/2 or (b) if later, for a Participant who is not a 5% owner (as defined in Code
(S) 416), the calendar year in which he or she terminates employment.


Section 8.5 Death.
            -----
     (a) General.  If a Participant dies before his or her Account is
         -------
     paid to him or her in full, the remaining portion of the Account will be paid to his or her Beneficiary determined in accordance with (b) below.

     (b) Determination of Beneficiary. A Participant's Beneficiary(ies) will be
         ----------------------------
     determined as follows:

          (1) Except as otherwise provided below, a Participant's sole primary Beneficiary will be his or her surviving spouse, if the Participant is lawfully married on the date of his or her death.

          (2) If the Participant was not lawfully married at death, if the Participant's surviving spouse consented in writing before a notary public to the designation of some other person or persons as the Participant's Beneficiary or if the Committee determines that spousal consent is not required under the Code or ERISA, then the Participant's Beneficiary will be the person or persons so designated in writing by the Participant on a form satisfactory to the Committee in accordance with (c) below.

          (3) The Participant's Beneficiaries will be the surviving children of the Participant, in equal shares, if any of the following apply:

              (a) The Participant did not have a spouse and failed to properly designate another Beneficiary;

              (b) Neither the Participant's spouse, if any, nor any other Beneficiaries survive the Participant; or

              (c) After following the procedures in Section 11.11, the whereabouts of each person designated as a Beneficiary is unknown and no death benefit claim is submitted to the Committee within one year after the date of the Participant's death.

          (4) If a Beneficiary is not identified and located pursuant to (a),
          (b) or (c), the Participant's Account will be paid to the Participant's estate.

     (c) Designation of Beneficiaries. A Participant may designate one or more
         ----------------------------
     Beneficiaries on a form satisfactory to the Committee. If the Participant designates multiple Beneficiaries, each will share equally in the Account unless clearly indicated otherwise by the Participant on the Beneficiary designation form. A Participant may designate both primary Beneficiaries and contingent Beneficiaries. Persons designated as contingent Beneficiaries will be treated as the Participant's Beneficiaries only if each of the Participant's primary Beneficiaries fail to survive the Participant or cannot be located at the time of the distribution of the Participant's Account.

     A Participant may change his or her designation of Beneficiary from time to time, provided, however, that if the Participant's spouse, if any, is not the sole primary Beneficiary of the Account, such spouse, if any, must consent to the designation of other Beneficiaries in writing before a notary public. No such designation or change will be effective unless and until it is received by the Committee prior to the Participant's death.

     (d) Payment to Beneficiary. A Beneficiary's interest in the Account of a
         ----------------------
     deceased Participant will be paid to him or her in a single sum as soon as practicable after the Committee determines that the person has an interest in the Account. Distribution will be completed by December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death.

     (e) Information to the Committee. In its discretion, the Committee may
         ----------------------------
     require a copy of the Participant's death certificate and such other information as the Committee deems relevant to be submitted by the Beneficiary when making a request for death benefits under the Plan.

Section 8.6 Distribution Pursuant to a Qualified Domestic Relations Order. Any
            -------------------------------------------------------------
portion of a Participant's Account that is awarded to an alternate payee by reason of a qualified domestic relations order, as provided in Section 13.5(c), will, to the extent provided in such order, become available for distribution as soon as practicable following the determination by the Committee that the order meets the requirements of Code (S) 414(p).

Section 8.7 In-service Withdrawals from Savings Plan Accounts. A Participant may
            -------------------------------------------------
make a withdrawal from his or her Savings Plan Accounts before his or her Separation from Service in accordance with the rules of this Section 8.7.

     (a) Savings Plan After-Tax Contribution Account and Savings Plan Rollover
         ---------------------------------------------------------------------
     Account.  A Participant may withdraw all or a portion of his or
     -------
     her Savings Plan After-Tax Contribution Account or Savings Plan Rollover Account at any time, by making a request for withdrawal via a voice response unit or in accordance with such other procedures established by the Committee or its designee from time to time.

     The Participant's Savings Plan After-Tax Contribution Account will be considered a separate "contract" for purposes of Code (S) 72(d) and a withdrawal from that subaccount will be allocated on a pro rata basis with respect to the pre-and post-tax monies held in such subaccount.

     (b) Withdrawals After Age 59 1/2. A Participant who is employed by an
         ----------------------------
     Affiliate may withdraw all or a portion of his or her Savings Plan Pre-Tax Contribution Account after age 59 1/2, by submitting a request for withdrawal via a voice response unit in accordance with procedures adopted by the Committee or its designee for this purpose.

Section 8.8 Distribution of UPS Stock or Cash. The distribution of an Account
            ---------------------------------
will be made in (a) whole shares of UPS Stock and cash in lieu of any fractional share of UPS Stock or (b) entirely in cash, as selected by the distributee. Cash payments will be based on the Fair Market Value of a whole share of UPS Stock as of the date of the distribution. In order to receive a distribution of UPS Stock, a distributee must agree to the terms of the UPS Stock Trust.

Section 8.9 Participant's Right to Put UPS Stock to the Employer and This Plan.
            ------------------------------------------------------------------

     (a) General. Any distributee who receives a distribution of UPS
         -------
     Stock from this Plan at a time when UPS Stock is not readily tradeable on an established securities market will have a put option on the UPS Stock in accordance with

     Code (S) 409(h), giving him or her the right to have the Employer or this Plan purchase the UPS Stock from him or her. The put option will be exercisable by the recipient during the following two election periods by giving notice in writing to the Employer:

          (1) the first option period will be the 60-day period commencing on the date of distribution of the shares of UPS Stock; and

          (2) the second option period will be the 60-day period beginning with the first day of the Plan Year next following the Plan Year in which the UPS Stock is distributed.

     Except to the extent otherwise required by law, this Section 8.9 will not apply at any time that UPS Stock is readily tradeable on an established market.

     (b) Right of Plan. At the Committee's discretion, the Plan may assume the
         -------------
     rights and obligations of the Employer under the put option in this Section
     8.9 at the time the put option is exercised.

     (c) Price and Payment. The price at which the put option is exercisable is
         -----------------
     the Fair Market Value of the UPS Stock as of the date of the transaction.
     The

     Employer (or the Plan, if the Plan assumes the obligation) will pay for the UPS Stock put to the Employer or the Plan

          (1)  in one cash payment; or

          (2) in substantially equal installments (not less frequently than annually) over a 5-year period (beginning on the date the put option is exercised), provided there is adequate security and reasonable interest on unpaid installments and installments begin no later than 30 days after the exercise of the put option.

     (d) Continuation of Rights. The provisions of this Section 8.9 are
         ----------------------
     nonterminable with respect to any UPS Stock acquired by this Plan with the proceeds of an Acquisition Loan and will continue even if the Acquisition Loan is repaid or if this Plan ceases to be an ESOP, except to the extent the put option rights have terminated in accordance with paragraph (a) because the UPS stock is readily tradeable or as otherwise permissible under applicable law. Except as otherwise provided in this Section, any UPS Stock acquired with the proceeds of an Acquisition Loan will not be subject to any other put, call, or other option or buy-sell or similar arrangement while held by and when distributed from this Plan (other than as required by the UPS Stock Trust), regardless of whether the Plan is then an ESOP.

     (e) Securities Laws Restrictions on Resales. If any shares of UPS Stock
         ---------------------------------------
     acquired by this Plan have not been registered under either applicable state or federal securities laws but have been issued and acquired pursuant to applicable exemptions under such laws, then any such UPS Stock distributed from the Plan may only be sold by the recipient upon registration under such securities laws or pursuant to an available exemption thereunder. The shares of UPS Stock held and distributed by this Plan may be appropriately legended to reflect the restrictions on sale in the securities laws.

Section 8.10 Participant Diversification Election.
             ------------------------------------
     (a) General.  Each Participant who has reached age 45 and who has
         -------
     completed a Period of Service of at least 10 years (determined by aggregating all Periods of Service except periods discarded under Section 1.39) ("Qualified Participant") may direct the Trustee as to the investment of amounts credited to his or her Employer Company Account.

     (b) Investment Options. A Qualified Participant may choose one of the
         ------------------
     following investment options:

          (1) Leave the Account in this Plan; or

          (2) Request a direct transfer of all or any portion of his or her Account to the Savings Plan.

     If so elected, the plan transfer will be processed as soon as practicable but not later than 90 days after the Qualified Participant makes the election.

Section 8.11 Transfers of Savings Plan Accounts to Savings Plan. A Participant
             --------------------------------------------------
may elect to transfer all or any portion credited to his or her Savings Plan Account to the Savings Plan at any time. Such a request for transfer shall be processed as soon as practicable after the request is made.

Section 8.12 Transfers Back to this Plan. A Participant who makes a cash
             ---------------------------
withdrawal pursuant to Section 8.7 or a transfer to the Savings Plan pursuant to
Section 8.10 or Section 8.11 may transfer amounts from the Savings Plan back to this Plan subject to the following limitation. A Participant may not make a Transfer from the Savings Plan to this Plan during the one year period beginning on the date of the most recent cash withdrawal under Section 8.7 or transfer from this Plan to the Savings Plan; provided, however, that the one year restriction will not apply if the Participant has a Separation from Service.

Section 8.13 Eligible Rollover Distribution.
             ------------------------------
     (a) General.  Notwithstanding any provision of this Plan to the
         ------
     contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution of $200 or more transferred to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (b)  Definitions.
               ----------
          (1) Eligible Rollover Distribution. An Eligible Rollover Distribution
              ------------------------------
          is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent that distribution is required under Code (S) 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to UPS Stock).

          (b) Eligible Retirement Plan. An Eligible Retirement Plan is an
              ------------------------
          individual retirement account described in Code (S) 408(a), an individual retirement annuity described in Code (S) 408(b), an annuity plan described in Code (S) 403(a), or a qualified trust described in Code (S) 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an

          Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (3) Distributee. A Distributee includes an employee or former
              -----------
          employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code (S) 414(p), are Distributees with regard to the interest of the spouse or former spouse.

          (4) Direct Rollover. A Direct Rollover is a payment by this Plan to
              ---------------
          the Eligible Retirement Plan specified by the Distributee.

          (5) Additional Limitations. Notwithstanding the foregoing,
              ----------------------

               (a) if the Distributee elects to have his or her Eligible Rollover Distribution paid in part to him or her and paid in part as a Direct Rollover, the Direct Rollover must be in an amount of $500 or more;

               (b) a Direct Rollover to more than one Eligible Retirement Plan will not be permitted; and

               (c) a Direct Rollover of UPS Stock may not be transferred to an Eligible Retirement Plan other than an individual retirement account as described in Code (S) 408(a), the custodian or trustee of which agrees to be bound by the terms of the UPS Stock Trust.

Section 8.14 30-Day Waiver. A distribution may commence less than 30 days after
             -------------
the notice required with respect to such distributions under Code (S) 411(a)(11) ("Notice") is given, provided that:

     (a) the Notice informs the Participant that he or she has the right to a period of at least 30 days after receiving the Notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (b) the Participant, after receiving the Notice, affirmatively elects a distribution within the 30-day period.

Section 8.15 Distribution of Cash Dividends. The Trustee at the direction of the
             ------------------------------
Committee will distribute to each person who has an Account all, or any part of, the cash dividends paid on UPS Stock that is allocated to his or her Account no later than 90 days after the end of the Plan Year in which paid in accordance with Code (S) 404(k)(2) if the

Employer in its discretion decides to seek an income tax deduction for those cash dividends with respect to such Plan Year.


Section 8.16 Withholding Obligations. The amount of any payment from an Account
             -----------------------
will be reduced as necessary to satisfy any applicable tax withholding requirements with respect to such payment.

Section 8.17 Account Balance. A payment from an Account may be delayed pending
             ---------------
the completion of allocations to the Account if necessary to avoid underpayment or overpayment.

Section 8.18 Reemployment. Except as provided in Section 8.4 or in connection
             ------------
with an in-service withdrawal, no payment will be made from an Account if a Participant is reemployed as an Employee before payment is made.

Section 8.19 Claims Procedure. All claims for benefits hereunder will be
             ----------------
directed to the Committee or to a member of the Committee designated for that purpose. Within 90 days following receipt of a claim for benefits, the Committee will determine whether the claimant is entitled to benefits under the Plan, unless additional time is required for processing the claim. In this event, the Committee will, within the initial 90-day period, notify the claimant that additional time is needed, explain the reason for the extension, and indicate when a decision on the claim will be made, which must be within 180 days of the date the claim is filed.

A denial by the Committee of a claim for benefits will be stated in writing and delivered or mailed to the claimant. The notice will set forth the specific reasons for the denial, written in a manner calculated to be understood by the claimant without benefit of legal or actuarial counsel. The notice will include specific reference to the Plan provisions on which the denial is based and a description of any additional material or information necessary to perfect the claim, an explanation of why this material or information is necessary, and the steps to be taken if the claimant wishes to submit his or her claim for review.

The Committee will afford a reasonable opportunity to any claimant whose request for benefits has been denied for a review of the decision denying the claim.
The review must be requested by written application to the Committee within 60 days following receipt by the claimant of written notification of denial of his or her claim. Pursuant to this review, the claimant or his or her duly authorized representative may review any documents which are pertinent to the denied claim and submit issues and comments in writing.

A decision on the claimant's appeal of the denial of benefits will ordinarily be made by the Committee within 60 days of the receipt of the request for review, unless additional time is required for a decision on review, in which event the decision will be reviewed not later than 120 days after receipt of request for ruling. Written notice of the need for an extension will be given to the claimant within 60 days of his or her request for review.

The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific reference to the Plan provisions on which the decision is based.

Section 8.20 Forfeiture in Case of Unlocatable Participant. If the Committee is
             ---------------------------------------------
unable to pay any benefits under the Plan to any Participant or to a Beneficiary of any Participant who is entitled to benefits under this Plan because the location of such person cannot be ascertained, the Committee will proceed as follows:

     (a) Within 90 days of the date any such benefits are payable, the Committee will send an appropriate notice to such individual, to the last address for such individual listed in the Committee's records.

     (b) If this notice is returned as unclaimed or the individual cannot be located during each of the next three Plan Years, the Committee will send a notice to the last address listed in its records for the individual.

     (c) If on the last day of the third Plan Year referred to above the individual has not been located, all amounts held for his or her benefit will be forfeited and all liability for payment of that benefit will terminate, unless some other procedure is permitted or required by law. In any such case, the funds released as a result of such forfeiture will be applied as SavingsPLUS Contributions. However, if an individual subsequently makes what the Committee determines to be a valid and proper claim to the Committee for his or her benefit that was forfeited, the forfeited amount will be restored without interest and will be distributed in accordance with the terms of this Plan.

Section 8.21 Securities Law Restrictions on Transactions With UPS Stock. A
             ----------------------------------------------------------
Participant's ability to engage in a transaction with respect to the UPS Stock allocated to his or her Account will be subject to such restrictions as the Trustee determines necessary or appropriate to satisfy federal or state securities laws.

Section 8.22 Distribution/Transfer Processing Rules. All distributions,
             --------------------------------------
transfers and other transactions will be processed in accordance with such procedures as may be established from time to time by the Committee or the Trustee, including procedures regarding the use of a voice response unit and reasonable blackout periods during which no transactions are processed.

                            ARTICLE IX.  TRUST FUND
                                         ----------

Section 9.1 Establishment of Trust. Concurrently with the establishment of this
            ----------------------
Plan, the Employer has established the Trust Fund and has designated a Trustee. By signing this Plan, the Trustee accepts its responsibilities under the Plan.

Section 9.2 Trustee Responsibilities. The Trustee will hold in trust all assets
            ------------------------
of the Trust Fund and will manage, invest and administer the Trust Fund in accordance with the terms of this Plan without distinction between principal and income and will be responsible for valuing all assets other than UPS Stock.

Section 9.3 Acceptance of Contributions and Transfers. The Committee and the
            -----------------------------------------
Trustee will establish reasonable procedures for making and accepting contributions and transfers to the Trust Fund. The Trustee will accept any contributions or transfers paid to it in accordance with such procedures. The Trustee will not be responsible for the amount or the collection of any contributions to the Trust Fund or for determining whether contributions or transfers are made in accordance with the Plan, ERISA or the Code, that responsibility being borne solely by the Committee.

Section 9.4 Legal Title to Plan Assets. Legal title to Plan assets and all
            --------------------------
earnings, profits and appreciation attributable to the Trust Fund is vested in the Trustee, and no Participant, Beneficiary or other person has any legal or equitable right to or interest in the Trust Fund or benefits except as provided by this Plan or by applicable law.

Section 9.5 Trustee to Invest the Trust Fund Unless Otherwise Provided. The
            ----------------------------------------------------------
Trustee will have the sole and exclusive responsibility, authority and discretion to manage, control, invest and reinvest the assets of the Trust Fund, except with respect to Plan assets under the control of an Investment Manager or the Committee.

Section 9.6 Investment in UPS Stock. The purpose of this Plan is to invest
            -----------------------
primarily in UPS Stock. Accordingly, the Trustee is directed to invest up to 100% of the Trust Fund in UPS Stock. The Trustee may purchase UPS Stock from any source, provided that the Trustee will pay no more than Fair Market Value for any share. The Trustee may purchase either outstanding shares, newly issued shares, or treasury shares. To the extent that the Trustee needs to obtain cash, the Trustee may sell UPS Stock to the Employer for no less than Fair Market Value. The Trustee may suspend purchases of UPS Stock in circumstances in which such suspension is necessary to comply with any applicable law or applicable stock exchange rule or regulation, in which event purchases will be made or resumed when the Trustee reasonably concludes that purchases are permitted under applicable law. The recordkeeper selected by the Committee will account for the cost or other basis of all UPS Stock held in the Trust Fund in accordance with
(S) 1.402(a)-1(b)(2)(ii) of the income tax regulations under the Code.

Section 9.7 Other Investments. Subject to the directions of the Committee, the
            -----------------
Trustee may invest the Trust Fund in assets other than UPS Stock in its discretion.

Section 9.8 Powers of the Trustee. The Trustee in the management and investment
            ---------------------
of the Trust Fund will have the power to do all things and execute such instruments as it may deem necessary or proper, including the following powers:

     (a) to sell, exchange, or otherwise dispose of any property at any time held or acquired by the Trust Fund, at public or private sale, for cash or on terms, without advertisement, including the right to lease for any term;

     (b) to vote in person or by proxy (subject to Section 9.12) any corporate stock or other security, including UPS Stock, and to agree to or take, or refrain from taking, any other action necessary or appropriate for a shareholder or owner in regard to any reorganization, merger, consolidation, liquidation, bankruptcy or other procedure or proceeding affecting any stock, bond, note or other property;

     (c) to compromise, settle, adjust or otherwise act in any reasonable manner whatsoever on any claim or demand by or against the Trust Fund and to agree to any rescission or modification of any contract or agreement affecting the Trust Fund;

     (d) to borrow money, and to secure the same by mortgaging, pledging, or conveying the property of the Trust Fund;

     (e) to deposit any stock, bond or other security in any depository or other similar institution and to register any stock, bond or other security in the name of any nominee, without the addition of words indicating that such security is held in a fiduciary capacity, but accurate records shall be maintained showing that such security is a Trust Fund asset and the Trustee shall be responsible for the acts of such depository or nominee;

     (f) to hold cash (including, without limitation, in non-interest bearing accounts) in such amounts and for such time as may be in its opinion reasonable for the proper management of the Trust Fund;

     (g) to invest any and all moneys in such stocks, bonds, securities, investment company or trust shares, mutual funds, mortgages, notes, choses in action, real estate, improvements thereon, and other property, including UPS Stock, other "qualifying employer securities" or "qualifying employer real property", as such terms are defined for purposes of ERISA (S) 407, as permitted under the terms of this ARTICLE IX;

     (h) to grant, sell, purchase, or exercise any option of any kind or description whatsoever to purchase or sell any security or other property that is a permissible investment under this Section; provided the Trustee in no event shall grant or sell any option under which any person can require the Trust Fund to sell any security or other property which the Trust Fund at the time of such grant or sale does not hold in an amount sufficient to cover such option and any other outstanding option granted or sold by the Trustee, and the Trustee in no event shall dispose of any security or other property covering any option until such option is exercised or otherwise expires;

     (i) to invest all, or any part, of the assets of the Trust Fund in any common, collective or group trust fund which is maintained under Code (S) 584 or Revenue Ruling 81-100, 1981-1 C.B. 326, the provisions of which common, collective or group trust fund upon such investment shall automatically be adopted and made a part of this Plan for the period such investment is made in such common, collective or group trust fund;

     (j) to enter into an Acquisition Loan and to secure the same with UPS Stock owned by the Plan;

     (k) to make such other investments as the Trustee in its discretion shall deem best without regard to any law now or hereafter in force (other than ERISA) limiting the investments of trustees or other fiduciaries;

     (l) to file all tax returns required of the Trustee in connection with the Trust Fund;

     (m) to begin, maintain or defend any litigation necessary in connection with the administration of this Plan, except that the Trustee shall not be obligated or required to do so unless indemnified to its satisfaction;

     (n) to utilize a custodian to maintain custody of all or a portion of the Trust Fund;

     (o) to request and rely conclusively upon the advice of counsel, who may be counsel to the Employer, on any legal matter, including the interpretation of this Plan; and

     (p) to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

The Trustee will not be required to make any inventory or appraisal or report to any court, nor to secure any order of court for the exercise of any power contained in this ARTICLE IX. The Trustee will not be required to give bond (except as required by ERISA).

Section 9.9 Appointment of Investment Manager. The Committee as a named
            ---------------------------------
fiduciary, may, in its discretion, appoint in writing an Investment Manager for all or a portion of the

Trust Fund designated by the Committee, (the "Manager's Account"). Upon the effective date of a person's appointment as Investment Manager, such person will have the sole responsibility and duty and the sole power to manage and direct the investment of the Manager's Account. The Committee may terminate the appointment of any person as an Investment Manager or may cause a part or all of the Trust Fund to be added to or deleted from any Manager's Account. The appointment of an Investment Manager will not become effective until there is a binding, written agreement between the Investment Manager and the Committee that acknowledges that such person is a fiduciary within the meaning of ERISA (S) 3(21) and has assumed sole responsibility for the management of the Manager's Account and certifies that such person is one of the persons described in
Section 1.32.

Section 9.10 Committee Direction. The Committee, as a named fiduciary, may
             -------------------
direct the Trustee as to the investment of all or a portion of the assets of the Trust Fund.

     Section 9.11 Acquisition Loans. If the Board activates the ESOP feature,
                  -----------------
     the Committee may from time to time authorize and direct the Trustee to make an Acquisition Loan to purchase UPS Stock and/or to repay a previous Acquisition Loan. No proceeds from any Acquisition Loan may be used for any other purpose. Each Acquisition Loan must satisfy the requirements of this
     Section 9.11.

     (a) Eligible Lenders. The Trustee may make an Acquisition Loan from any
         ----------------
     financial institution or other entity it considers appropriate, including a party in interest as defined in ERISA (S) 3(14), or a disqualified person as defined in Code (S) 4975(e)(2). A party in interest and/or disqualified person may guarantee any Acquisition Loan.

     (b) Loan Terms. Each Acquisition Loan will be for a specific term and will
         ----------
     bear a reasonable rate of interest. No Acquisition Loan will be payable upon demand except in the event of default.

     (c) Collateral and Security. The Trustee may use as collateral to secure
         -----------------------
     any Acquisition Loan the Financed Shares acquired with the proceeds or those used as collateral for a Acquisition Loan repaid with the proceeds of the current Acquisition Loan. The Trustee will not pledge any Plan assets other than the Financed Shares described above as collateral for an Acquisition Loan. Upon default, the lender will have no recourse against any Plan assets other than Financed Shares which remain subject to pledge at the time of default, contributions (other than contributions of UPS Stock) that are made to enable the Plan to meet its obligations under the Acquisition Loan and earnings attributable to the collateral and the investment of contributions made to repay the loan.

     (d) Loan Suspense Account. The Trustee will maintain a separate Loan
         ---------------------
     Suspense Account to hold the Financed Shares acquired with the proceeds of each separate Acquisition Loan, whether or not the shares are encumbered under the terms of the loan. Pursuant to directions from the Committee from time to time, the Trustee will either hold the dividends paid on the Financed Shares in the Loan Suspense Account until those shares are released as described in Subsection (f) or will use the dividends to repay the Acquisition Loan.

     (e) Repayment. The Trustee will repay the principal and interest due on
         ---------
     each Acquisition Loan as directed by the Committee, from dividends paid on the Financed Shares, from Employer Company Contributions and from earnings attributable to Employer Company Contributions according to directions from the Committee. To the extent permitted by the terms of the Acquisition Loan, the Committee may direct the Trustee to repay the loan more rapidly than specified in the amortization schedule. The interest and principal payments made with respect to an Acquisition Loan in any Plan Year will not exceed the excess of (1) the sum of the contributions made for such Plan Year and all prior Plan Years (together with any earnings on such contributions) over (2) the interest and principal payments previously made with respect to all Acquisition Loans in all prior Plan Years. Cash dividends paid with respect to Financed Shares in the Loan Suspense Account will be applied to make principal or interest payments on an Acquisition Loan. Cash dividends paid with respect to unallocated UPS Stock (other than UPS Stock in the Loan Suspense Account) may, at the Committee's discretion, be applied to make principal or interest payments on an Acquisition Loan or may be allocated to Accounts as provided in Section 6.4. Cash dividends paid with respect to UPS Stock credited to an Accounts may, at the Committee's discretion, be applied to make principal or interest payments on an Acquisition Loan.

     (f) Release of Financed Shares from Suspense Account. The Trustee will
         ------------------------------------------------
     release Financed Shares from each Loan Suspense Account under one of the following methods, as determined by the Committee for each Acquisition Loan. To determine the number of Financed Shares to be released from each Loan Suspense Account with respect to each payment, the Trustee will multiply the number of Shares held in the Loan Suspense Account immediately before the payment is made by the appropriate fraction based on the release method selected by the Committee for the Acquisition Loan.

          (1) Principal-Only Payment Method. The numerator of the fraction will
              -----------------------------
          be the amount of principal repaid and the denominator will be the sum of the numerator and the amount of principal to be repaid in the future. Under this method, principal payments must be made at least annually and at least as rapidly as level payments over the loan term, which cannot exceed 10 years, including renewals and extensions, and the portion of each repayment treated as interest may not exceed the payment amount that would be treated as interest under standard loan amortization tables.

          (2) Principal-and-Interest Method.  The numerator of the fraction will
              -----------------------------
          be the amount of principal and interest repaid and the denominator will be the sum of the numerator and the amount of principal and interest to be repaid in the future. The number of future years under the loan must be determined without taking into account any possible extensions or renewal periods. If the interest rate is variable, the interest to be paid in the future must be computed by using the interest rate applicable as of the end of the Plan Year in which the payment is made. If the collateral includes more than one class of securities, the number of securities to be released with respect to any payment must be determined by applying the same fraction to each class.

Section 9.12 Voting and Tender Rights.
             ------------------------
     (a)  UPS Shares.
          ----------
          (1) Voting of UPS Shares.  Shares of UPS Stock allocated to an Account
              --------------------
          will be voted by the Trustee as directed by the Participant or Beneficiary for whose benefit the Account is maintained. Any shares with respect to which no voting directions are received by the Trustee in a timely manner will be voted by the Trustee in the same proportion as the allocated shares are voted. Fractional shares of UPS Stock allocated to Accounts will be aggregated and voted by the Trustee in the same proportion (to the extent possible) as the allocated shares are voted. Unallocated shares of

          UPS Stock will be voted by the Trustee in the same proportion as the allocated shares are voted.

          (2) Tender of UPS Shares.  In the event of a tender offer for UPS
              --------------------
          Stock, shares of UPS Stock allocated to an Account will be tendered by the Trustee if so directed by the Participant or Beneficiary for whose benefit the Account is maintained. The failure to give a timely direction to tender is deemed to be a direction not to tender. Accordingly, any whole shares with respect to which no direction is received by the Trustee in a timely manner will not be tendered. Fractional shares of UPS Stock allocated to Accounts will be aggregated and tendered or not tendered in the same proportion (to the extent possible) as the directions to tender or not tender whole shares of UPS Stock. Unallocated shares of UPS Stock will be tendered or not tendered in the same proportion as allocated shares.

          (3) Communication.  The Trustee will (in an appropriate and timely
              -------------
          manner) furnish Participants and Beneficiaries with the same information and notices as are furnished to other shareholders regarding the matters to be voted upon or the tender offer and will provide them with adequate opportunity to deliver their instructions to the Trustee. The Trustee in its discretion will determine the manner in which instructions with respect to the voting or tender of UPS Stock will be given and any such instructions will be confidential.

     (b)  Other Securities.  The Trustee shall have the exclusive authority and
          ----------------
     responsibility for voting, tender and other similar rights with respect to securities held in the Trust Fund (other than UPS Stock). However, to the extent that the Trustee is subject to the direction of the Committee or an Investment Manager with respect to the investment and management of such securities, the Trustee will be obligated to vote, tender or exercise other similar rights only in accordance with the directions of the Committee or an Investment Manager, and the Trustee will be precluded from exercising such rights except in accordance with such directions. The Committee, as a named fiduciary, may reserve to itself the right to vote, tender or exercise other similar rights with respect to any securities which are otherwise subject to the management and control of an Investment Manager and, in such event, the Investment Manager will be precluded from exercising such rights.

Section 9.13 Benefit Payments.
             ----------------

     (a) Committee Direction.  No payment from the Trust Fund will be made by
         -------------------
     the Trustee for purposes of the payment of any Plan benefit except on the direction of the Committee, and except as otherwise agreed to in writing, the Trustee will have no duty or obligation whatsoever to inquire as to the accuracy of such direction or its propriety in light of the provisions of the Plan, ERISA or the

     Code. Upon direction (which may be a continuing direction) from the Committee as to the name of any person to whom payment is to be made from the Trust Fund and when such payment is to be made and the amount and manner of such payment, and consistent with the income tax withholding requirements, the Trustee will draw checks, make electronic funds transfers or distribute other assets from the Trust Fund in the name of the person designated by the Committee and deliver such checks or other assets or make such transfers in such manner and in such amounts and at such times as the Committee directs.

     (b) Compliance With Legal Requirements.  If the Trustee deems it necessary
         ----------------------------------
     to withhold any distribution pending compliance with any legal requirements, including the probate of a will, the appointment of a personal representative, the payment or provision for estate or inheritance taxes, or for death duties or otherwise, the Trustee will notify the Committee and will take no other action pending receipt of (a) the Committee's instructions to distribute notwithstanding such requirements and (b) an agreement from the Committee, in form satisfactory to the Trustee, protecting it from any liability arising out of noncompliance with such requirements.

     (c) Incompetent.  The Committee may in its discretion direct that Plan
         -----------
     payments be made (a) to a person who is incompetent or disabled; whether because of minority or mental or physical disability, (b) to the guardian or to the person having custody of such person if a court of competent jurisdiction has appointed such guardian or custodian, or (c) to any person designated or authorized under any state statute to receive such payments on behalf of such incompetent or disabled person, without further liability on the part of the Committee or the Trustee for the amount of such payment to the person on whose account such payment is made. Alternatively, the Committee may retain any amount due to be paid under the Plan to a minor until he or she attains majority or to a person who is incompetent or disabled for other reasons, until such person, in the judgment of the Committee, regains his or her competence or until a guardian is appointed for him or her. The amount of the retained payments and the income thereon may be invested as last designated by the Participant or Beneficiary for the Account or may be invested by the Committee. Any such amounts and the income thereon may be expended and applied directly for the maintenance, education and support of such minor or incompetent without the intervention of any guardian and without application to any court as directed by the Committee.

     (d) Liquidity Requirements.  The Committee will determine anticipated
         ----------------------
     liquidity requirements to meet projected benefit payments under the Plan and, if any adjustment from the practices and policies agreed upon between the Committee and the Trustee at the adoption of this Plan is deemed appropriate, notice of such adjustment will be communicated by the Committee as soon as practicable to the Trustee. The Trustee will be under no duty to make any adjustment prior to receiving such notice.

Section 9.14 Trustee's Report.  As soon as practicable after each Valuation Date
             ----------------
and at such other times, if any, as agreed upon between the Trustee and the Committee, and as soon as practicable after the removal or resignation of the Trustee under Section 9.15, the Trustee will file with the Committee a report setting forth the Fair Market Value of the Trust Fund and all investments, receipts and disbursements and other transactions of the Trust Fund since the date of the last such report. The Trustee will be entitled to rely completely on the Fair Market Value of UPS Stock as determined by the Board or an independent appraiser in preparing such report. Upon the expiration of 180 days from the filing of the Trustee's report, the Trustee will be forever released, relieved and discharged from any liability or accountability to the Committee and the Employer Companies with respect to the propriety of its actions or the transactions shown by such report except with respect to those acts or transactions to which the Committee, within such 180 day period, has filed with the Trustee its inquiry or objection, and neither the Committee nor any Employer Company will have the right to demand or be entitled to any further or different accounting by the Trustee with respect to any matter which was not the subject of a timely inquiry or objection by the Committee. However, nothing in this Plan will relieve the Trustee from liability to Participants or Beneficiaries as a result of its violation of ERISA.

Section 9.15 Resignation or Removal of Trustee.  The Trustee may resign at any
             ---------------------------------
time by delivering its written resignation to the Board. The Board will within 60 days after receipt of such resignation appoint a successor trustee and will deliver written notice of such appointment and its acceptance to the resigning trustee. The Board may remove the Trustee and in such event will appoint a successor trustee or trustees, such appointment to be effective no earlier than 60 days after delivery of written notice of such removal to the removed trustee except as otherwise agreed by the Board and the removed Trustee. Upon the resignation or removal of the Trustee, the Trustee will promptly turn over to its successor all assets held by the Trustee and will make a final accounting as soon as practicable to the Committee. Any such successor trustee will have and may exercise all the rights, powers, and duties of the resigning or removed trustee as fully and to the same extent as if it had originally been named trustee herein.

Section 9.16 Liability of the Trustee.  The Trustee, to the extent of the
             ------------------------
exercise of its authority, will discharge its duties with respect to the Plan in accordance with ERISA. The Trustee will not be responsible for the actions or omissions of any other party that is a fiduciary with respect to this Plan, other than himself or herself, which are not in conformity with the Plan or ERISA, unless (a) the Trustee knowingly participates in or knowingly conceals such conduct which he or she knows to be in breach of this standard, (b) his or her own conduct has enabled the other fiduciary to be in breach of this standard, or (c) he or she has knowledge of such breach by another fiduciary and fails to make reasonable efforts under the circumstances to remedy such breach.

                              ARTICLE X. EXPENSES
                                         --------

All reasonable and proper expenses of the Plan and the Trust Fund (within the meaning of ERISA (S) 403(c)(1) and (S) 404(a)(1)(A)), including the compensation of each Investment Manager and the Trustee, the expenses related to the Plan's administration and any taxes that may be levied or assessed against the Trustee on account of the Trust Fund, will be paid from the Trust Fund, unless the payment of the expense would constitute a "prohibited transaction" within the meaning of ERISA (S) 406 or Code (S) 4975. The Employer Companies, however, will have the right to pay all or any part of any expenses and to be reimbursed from the Trust Fund for any expenses paid by them that are properly payable from the Trust Fund. Any expenses that cannot be paid from the Trust Fund will be paid by the Employer Companies.


                     ARTICLE XI.  ADMINISTRATIVE COMMITTEE
                                  ------------------------

Section 11.1 Committee.  The Plan will be administered by a Committee
             ---------
consisting of not less than three members appointed by the Board, each of whom is and shall be a "named fiduciary" with respect to the Plan. The Committee will be the "plan administrator" of the Plan as that term is used in ERISA and the agent for service of process on or with respect to the Plan.

Section 11.2 Vacancies on Committee.  Committee members will serve at the
             ----------------------
pleasure of the Board, and all vacancies will be filled by the Board. Committee members may resign at any time, such resignation to be effective when accepted by the Board.

Section 11.3 Authority of Committee.  The Committee will establish rules for the
             ----------------------
administration of the Plan, and will decide all questions arising in the administration of the Plan not specifically delegated or reserved to the Board, the Employer, the Individual Trustees or the Trustee. Except as otherwise expressly provided in this Plan, the Committee will have the exclusive right and complete discretion and authority to control the operation, management and administration of this Plan, with all powers necessary to enable the Committee to properly carry out such responsibilities, including but not limited to, the power to interpret the Plan, to construe the Plan's terms, and to decide any matters arising in and with respect to the administration and operation of the Plan, and, subject to the claims procedure described in Section 8.19, any interpretations or decisions so made will be final and binding on all persons; provided, however that all such interpretations and decisions will be applied in a uniform manner to all similarly situated persons.

Section 11.4 Action by Committee.  The Committee will act by a majority of the
             -------------------
Committee members at that time in office. Such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may appoint subcommittees and also may authorize any one or more of the Committee members or any agent to execute any document or documents or to take any other action on behalf of the Committee, except that no member of the Committee will have the right to take any such action on any matter relating solely to himself or herself or to any of his or her rights or benefits under the Plan.

Section 11.5 Liability of the Committee.  The Committee and its members, to the
             --------------------------
extent of the exercise of their authority, will discharge their duties with respect to the Plan in accordance with ERISA. No member will be responsible for the actions or omissions of another member or of any other party that is a fiduciary with respect to this Plan, other than himself or herself, which are not in conformity with the Plan or ERISA, unless (a) the member knowingly participates in or knowingly conceals such conduct which he or she knows to be in breach of this standard, (b) his or her own conduct has enabled the other member or other fiduciary to be in breach of this standard, or (c) he or she has knowledge of such breach by another member or other fiduciary and fails to make reasonable efforts under the circumstances to remedy such breach.

Section 11.6 Authority to Appoint Officers and Advisors.  The Committee may
             ------------------------------------------
appoint such officers as it may deem advisable and may adopt by-laws covering the transaction of its business. The Committee may appoint and employ an Investment Manager or Managers, counsel, agents and such other service providers, including clerical, accounting and advisory service providers, as it may require in carrying out the provisions of the Plan, and will be fully protected in relying upon any action taken in reliance upon advice given by such persons.

Section 11.7 Committee Meeting.  The Committee will hold meetings at such place
             -----------------
or places, and at such time or times as it may determine from time to time, but not less frequently than once each Plan Year.

Section 11.8 Compensation and Expenses of Committee.  The members of the
             --------------------------------------
Committee may receive reasonable compensation for their services as the Board from time to time may determine. Such compensation and all other expenses of the Committee, including the compensation of officers, actuaries or counsel, agents or others that the Committee may employ, will constitute expenses of the Trust Fund unless paid by the Employer Companies. Notwithstanding the foregoing, any Committee member who is employed on a full-time basis by an Employer Company will receive no compensation, but may be reimbursed for expenses incurred.

Section 11.9 Records.  The Committee will keep or cause to be kept accurate
             -------
and complete books and records.

Section 11.10 Fiduciary Responsibility Insurance, Bonding.  If the Employer
              -------------------------------------------
has not done so, the Committee may purchase appropriate insurance on behalf of the Plan and the Plan's fiduciaries, including the members of the Committee, to cover liability or losses occurring by reason of the acts or omissions of a fiduciary; provided, however, that such insurance, to the extent purchased by the Plan, must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary duty or obligation by such fiduciary. The cost of such insurance will be borne by the Trust Fund, unless the insurance is paid for by the Employer. The Committee will also obtain a bond covering all of the Plan's fiduciaries, to be paid from the assets of the Trust Fund.

Section 11.11 Delegation of Specific Responsibilities.  The members of the
              ---------------------------------------
Committee may agree in writing signed by each member to allocate to any one of their number or to other persons (including corporations or other entities) any of the responsibilities with which they are charged pursuant hereto, including the appointment of a recordkeeper and one or more Investment Managers, provided any agreement allocating such duties will be in writing and kept with the records of the Plan and, in the case of the appointment of an Investment Manager, the person is a named fiduciary. If such delegation is made to a person who is not a member of the Committee, that person or, in the case of a corporation or other entity, its responsible officer, will acknowledge the acceptance and understanding of such duties and responsibilities.

Section 11.12 Allocation of Responsibility Among Fiduciaries for Plan and Trust
              -----------------------------------------------------------------
Administration.  The fiduciaries of this Plan, including the Trustee, the
--------------
Employer, the Board and the Committee, will have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. Each fiduciary warrants that any directions given, information furnished, or action taken will be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended that each fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and will not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

Section 11.13 Activation of ESOP Feature.  The Board at any time may activate
              --------------------------
the ESOP feature of this Plan, after which time the portion of the Plan attributable to Employer Company Accounts will be operated as an ESOP in accordance with the requirements of Code (S) 4975(e). All subsequent valuations of UPS Stock will be made by an "independent appraiser" within the meaning of Code (S) 401(a)(28)(C) appointed by the Committee.

Section 11.14 Indemnification.  The Employer (to the extent permissible under
              ---------------
the Employer's charter and by-laws and applicable law) will indemnify the officers and employees of the Employer and each Employer Company and the members of the Committee, and their heirs, successors and assigns from and against any liability, assessment, loss, expense or other cost of any kind or description whatsoever, including legal fees and expenses, actually incurred by him or her on account of any action or proceeding, actual or threatened, that arises as a result of his or her acting within the scope of his or her authority under this Plan, provided (a) such action or proceeding does not arise as a result of his or her own negligence, willful misconduct or lack of good faith and (b) such protection is not otherwise provided through insurance.

                ARTICLE XII.  AMENDMENT, TERMINATION AND MERGER
                              ---------------------------------

Section 12.1 Amendment.  The Board reserves the right at any time and from time
             ---------
to time to amend this Plan in any respect in writing, and the amendment will be binding upon a Trustee and all Employer Companies without further action; provided, that no amendment will be made that (unless otherwise permissible under applicable law) would (a) divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and Beneficiaries, (b) eliminate or reduce an optional form of benefit except to the extent permissible under Code (S) 411(d)(6) or (c) change the rights and duties of the Trustee without its consent. Notwithstanding the foregoing, this Plan may be amended retroactively to affect the Account maintained for any person if necessary to cause this Plan and the Trust Fund to be exempt from income taxes under the Code.

Section 12.2 Termination.  The Employer expects this Plan to be continued
             -----------
indefinitely but, of necessity, reserves the right to terminate or to partially terminate this Plan or to discontinue its contributions at any time by action of the Board. The Employer also reserves the right to terminate or to partially terminate the participation in this Plan by an Employer Company by action of the Board. An Employer Company's participation in this Plan automatically will terminate if, and at such time as, it ceases to satisfy the requirements to be an Employer Company for any reason whatsoever (other than through a merger or consolidation into another Employer Company), but termination of participation by an Employer Company will not be deemed to be a termination or partial termination of the Plan except to the extent required under the Code.

If there is a termination or partial termination of this Plan or a declaration of a discontinuance of contributions to this Plan, the Accounts of all affected Participants who are employees as of the effective date of the termination, partial termination or declaration will become fully vested. The Committee will cause all unallocated amounts to be allocated to the appropriate Accounts of the affected Participants and Beneficiaries. Upon direction of the Committee, the Trustee will distribute Accounts to Participants and Beneficiaries in accordance with uniform rules established by the Committee consistent with Code (S) 401(a) and, if the ESOP feature has been activated, with Code (S) 4975(e) and will return any assets of the Trust Fund attributable to a Code (S) 415 suspense account (as described in Section 5.1(d)) to the Employer Companies.

Section 12.3 Merger, Consolidation or Transfer of Plan Assets.  No merger or
             ------------------------------------------------
consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other plan will occur unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

The Committee may authorize the Trustee to accept a transfer of assets from or to transfer Trust Fund assets to the trustee, custodian or insurance company holding assets of any other plan that satisfies the requirements of Code (S) 401(a) in connection with a merger or consolidation with or other transfer of assets and liabilities to or from any such plan, provided that the transfer will not affect the qualification of this Plan under Code (S) 401(a).

                          ARTICLE XIII.  MISCELLANEOUS
                                         -------------

Section 13.1 Headings.  The headings and subheadings in this Plan have been
             --------
inserted for convenience of reference only and are to be ignored in the construction of the provisions of this Plan. All references to Articles, Sections and to paragraphs will be to sections and to subsections of this Plan unless otherwise indicated.

Section 13.2 Construction.  In the construction of this Plan, the singular
             ------------
will include the plural in all cases where that meaning would be appropriate. This Plan will be construed in accordance with the laws of the State of Georgia, to the extent that those laws are not preempted by federal law. This Plan will not be construed to grant, nor will grant, any rights or interests to Participants or Beneficiaries in addition to those minimum rights and interests required under ERISA. Further, the Trust Fund is intended to be tax exempt under the Code.

Any reference to a statute will also include a reference to any successor statute and if any amendment renumbers a section of a statute referenced in this Plan, any such reference to such section automatically will become a reference to that section as renumbered.

Section 13.3 Counterparts.  This Plan may be executed by the Employer and the
             ------------
Trustee in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall be deemed to be one document.

Section 13.4 Necessity of Initial Qualification.  This Plan is established
             ----------------------------------
with the intent that it shall qualify under Code (S) 401(a) and shall be effective only if so qualified by the Internal Revenue Service. If the Internal Revenue Service determines that the Plan initially fails to meet those requirements, and it is not or cannot be amended to meet said requirements, then within 120 days after the date of such determination all of the assets of the Trust Fund held for the benefit of Participants and their Beneficiaries will be distributed to them and the Plan will be considered to be rescinded and of no force or effect.

Section 13.5 Prohibition Against Attachment.
             ------------------------------
     (a) None of the benefits payable hereunder will be subject to the claims of any creditor of any Participant or Beneficiary other than this Plan nor will those benefits be subject to attachment, garnishment or other legal or equitable process by any creditor of a Participant or Beneficiary other than this Plan, nor will any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of such benefits.

     (b) If any Participant or Beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, the interest of such person in such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may direct the Trustee to hold or apply the same or any part thereof to or for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

     (c) The restrictions of subsections (a) and (b) of this Section will not be violated by either (1) the creation of a right to payments from this Plan by reason of a qualified domestic relations order (as defined in Code (S) 414(p)) or (2) the making of such payments. In accordance with uniform and nondiscriminatory procedures established by the Committee from time to time, the Committee upon the receipt of a domestic relations order that seeks to require the distribution of a Participant's Account in whole or in part to an alternate payee (as the term is defined in Code (S) 414(p)(8)) will

          (1) promptly notify the Participant and such alternate payee of the receipt of such order and of the procedure that the Committee will follow to determine whether such order constitutes a qualified domestic relations order within the meaning of Code (S) 414(p),

          (2) determine whether such order constitutes a qualified domestic relations order, notify the Participant and the alternate payee of the results of such determination and, if the Committee determines that such order does constitute a qualified domestic relations order,

          (3) transfer such amounts, if any, from the Participant's Account to a separate bookkeeping account for such alternate payee as the Committee determines necessary to satisfy the requirements of the order and Code
          (S) 414(p); and

          (4) make such distribution to such alternate payee as the Committee deems called for under the terms of such order in accordance with Code
          (S) 414(p) without regard to whether a distribution would be permissible at such time to the Participant under the terms of this Plan.

          An alternate payee will be treated the same as a Beneficiary of a deceased Participant pending the distribution of such alternate payee's entire interest under this Plan. Further, an alternate payee who is the spouse or former spouse of the Participant may elect that any distribution that qualifies as an eligible rollover distribution (within the meaning of Code (S) 401(a)(31)) be transferred directly to an eligible retirement plan in accordance with Section 8.13.

Section 13.6 Benefits Supported Only by Trust Fund.  Any person having any
             -------------------------------------
claim for any benefit under this Plan must look solely to the assets of the Trust Fund for satisfaction. In no event will the Trustee, the Employer, an Employer Company, the Committee or any of their officers, directors or agents be liable in their individual capacities to any person whomsoever for the payment of benefits under the provisions of this Plan.

Section 13.7 Satisfaction of Claims.  Any payment to a Participant or
             ----------------------
Beneficiary, or to the legal representative or heirs-at-law of either, made in accordance with the provisions of this Plan will to the extent of such payment be in full satisfaction of all claims under this Plan against the Trustee, the Employer, any Employer Company and the Committee, any of whom may require that person, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release in a form acceptable to the Committee.

Section 13.8 Nonreversion.  No part of the Trust Fund will ever be used for
             ------------
or be diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries except that, upon direction of the Committee, the Trustee will return contributions to the Employer Companies in the following circumstances, to the extent permitted by the Code and ERISA:

     (a) amounts in a Code (S) 415 suspense account (as described in Section 5.1(d)) that cannot be allocated upon termination of the Plan will be returned to the Employer Companies;

     (b) a contribution that is made by a mistake of fact will be returned, provided the return is made within one year after the payment of such contribution; and

     (c) a contribution may be returned to the extent that the Internal Revenue Service denies an income tax deduction of such contribution, provided such return is made within one year after such denial, all such contributions being made expressly on the condition that such contributions are deductible in full for federal income tax purposes.

Section 13.9 Top-Heavy Plan.
             --------------

     (a) Determination.  The Committee as of the last day of each Plan Year
         -------------
     (the "determination date") will determine the sum of the present value of the accrued benefits of "key employees" (as defined in Code (S) 416(i)(1)) and the sum of the present value of the accrued benefits of all other Employees in accordance with the rules set forth in Code (S) 416(g), or will take such other action as the Committee deems appropriate to conclude that no such determination is necessary under the circumstances. If the sum of the present value of the accrued benefits of such key employees exceeds 60% of the sum of the present value of the accrued

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

     benefits of all employees as of the determination date, this Plan will be "top-heavy" for the immediately following Plan Year. For purposes of this Section, the present value of the accrued benefit of each employee will be equal to the sum of

          (1) the balance of the employee's Account under this Plan (determined for this purpose as of the last day of each Plan Year, which is the "valuation date" for this Plan);

          (2) the present value of the employee's accrued benefit, if any, (determined as of the most recent valuation date occurring within a 12-month period ending on the determination date) under

              (i) each qualified plan (as described in Code (S) 401(a)) maintained by an Affiliate (a) in which a key employee is a participant or (b) that enables any plan described in subclause
              (i) to meet the requirements of Code (S) 401(a)(4) or (S) 410 (the "required aggregation group"), and

              (ii) each other qualified plan maintained by an Affiliate (other than a plan described in clause (a) that may be aggregated with this Plan and the plans described in clause (a), provided such aggregation group (including a plan described in this clause (b)

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

              continues to meet the requirements of Code (S) 401(a)(4) and (S) 410 (the "permissive aggregation group"); and

          (3) the value of any withdrawals and distributions made from this Plan and the plans described in (2) above during the 5 year period ending on such determination date and the value of any contributions due under this Plan and the defined contribution plans described in (2) above but as yet unpaid as of such determination date;

provided, however, the accrued benefit of any employee will be disregarded if such employee has not performed any services for any Affiliate at any time during the 5 year period ending on the date as of which such determination is made.

     (b) Special Top-Heavy Contribution.  If the Committee determines that
         ------------------------------
     this Plan is "top-heavy" for any Plan Year, the following special rules will apply notwithstanding any other rules to the contrary set forth elsewhere in this Plan.

          (1) A contribution will be made for each Participant who is an Eligible Employee on the last day of such Plan Year that, when added to the employer contribution and forfeitures otherwise allocated on behalf of such individual for such Plan Year under this Plan and any other defined contribution plan maintained by an Affiliate, is equal to:

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

              (i) for each such Eligible Employee who is not a participant in a top-heavy defined benefit plan maintained by the Employer or an Affiliate, the lesser of (a) 3% of such Eligible Employee's Compensation for such year or (b) the percentage at which contributions are made (or are required to be made) for such year to the key employee for whom such percentage is the highest; or

              (ii) for each such Eligible Employee who also participates in a top-heavy defined benefit plan maintained by the Employer or an Affiliate, 5% of such Eligible Employee's Compensation for such year;

          provided, however, that no such contribution will be made under this Section for any Eligible Employee to the extent such Eligible Employee receives the top-heavy minimum contributions (as described in Code (S) 416(c)) under another defined contribution plan maintained by the Employer or an Affiliate for such Plan Year.

          (2) SavingsPLUS Contributions allocated to the Account of a key employee will be treated as employer contributions for purposes of determining the amount of the minimum allocation required under this

          Section. SavingsPLUS Contributions allocated on behalf of a non-key employee may also be used to satisfy the minimum allocation; provided, however, that such contributions will not be treated as SavingsPLUS Contributions for purposes of satisfying the ACP Test limitations of
          ARTICLE V, but will instead be subject to the general nondiscrimination rules of Code (S) 401(a)(4).

          (3) If the sum of the present value of the accrued benefits of key employees (computed as described in (S) 13.9(a)) exceeds 90% of the sum of the present value of the accrued benefits of all employees (computed as described in (S) 13.9(a)) as of the determination date this Plan will be "super top-heavy" for the immediately following Plan Year. In computing the denominators of the defined benefit and defined contribution fractions described in Code (S) 415(e), (i) a factor of 1.0 will be used instead of 1.25 while the Plan is super top-heavy and (ii) if the Plan is top-heavy, but not super top-heavy and the Plan uses a factor of 1.25, the minimum contribution described in (S) 13.9(b)(1)(ii) is increased to 7 1/2% of Compensation. The Committee will take such other action as necessary to satisfy the requirements of Code (S) 415(e) and (S) 416(h) if the Committee determines that this Plan fails to meet the requirements set forth in Code (S) 416(h)(2)(B).

Section 13.10 USERRA.  Notwithstanding anything in this Plan to the contrary,
              ------
contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code (S) 414(u).

Section 13.11 No Estoppel of Plan.  No person is entitled to any benefit under
              -------------------
this Plan except and to the extent expressly provided under this Plan. The fact that payments have been made from this Plan in connection with any claim for benefits under this Plan does not (a) establish the validity of the claim, (b) provide any right to have such benefits continue for any period of time, or (c) prevent this Plan from recovering the benefits paid to the extent that the Committee determines that there was no right to payment of the benefits under this Plan. Thus, if a benefit is paid to a person under this Plan and it is thereafter determined by the Committee that such benefit should not have been paid (whether or not attributable to an error by such person, the Committee or any other person), then the Committee may take such action as the Committee deems necessary or appropriate to remedy such situation, including without limitation by (1) deducting the amount of any overpayment theretofore made to or on behalf of such person from any succeeding payments to or on behalf of such person under this Plan or from any amounts due or owing to such person by the Employer or any Affiliate or under any other plan, program or arrangement benefiting the employees or former employees of the Employer or any Affiliate, or (2) otherwise recovering such overpayment from whoever has benefited from it.

If the Committee determines that an underpayment of benefits has been made, the Committee will take such action as it deems necessary or appropriate to remedy such situation. However, in no event will interest be paid on the amount of any underpayment other than the investment gains (or losses) credited to the Participant's Account pending payment.

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized officer and its seal to be affixed this 18th day of November, 1998.

ATTEST:                                UNITED PARCEL SERVICE OF
                                       AMERICA, INC.


/s/ Joseph R. Moderow                  /s/ James P. Kelly
------------------------               ---------------------------
Joseph R. Moderow                      James P. Kelly
Secretary                              Chairman

IN WITNESS WHEREOF, the Trustee has caused this Plan to be executed by its duly authorized officer and its seal to be affixed this 18th day of November, 1998.

                                       FIRST UNION NATIONAL BANK, Trustee
ATTEST:
                                       /s/
                                       -------------------------------------

                                       By:
                                           ---------------------------------
                                       Title:
                                              ------------------------------

/s/
----------------------------------

By:
    ------------------------------
Title:
       ---------------------------

                                  APPENDIX 3.2

                                   [RESERVED]

                                       90